UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Albany International Corp.
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ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Stockholders of Albany International Corp

April 3, 2025
To the Stockholders of Albany International Corp.:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Albany International Corp., which will be held virtually at 9:00 a.m. Eastern Time on Friday, May 16, 2025. You will be able to attend the Annual Meeting by visiting https://meetnow.global/M6K4MXT.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, you are urged to vote and submit your proxy promptly by phone, online, or by signing, dating, and returning a proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)
Information about the meeting, including a description of the various matters on which the stockholders will act, can be found in the accompanying Notice of Annual Meeting and Proxy Statement. The Annual Report for the fiscal year ended December 31, 2024, also accompanies these materials.
Sincerely yours,

JOHN R. SCANNELL	GUNNAR KLEVELAND
Chairman of the Board	President and Chief Executive Officer

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Notice of Annual Meeting of Stockholders

ALBANY INTERNATIONAL CORP.
216 Airport Drive, Rochester, New Hampshire 03867
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2025
The Annual Meeting of Stockholders of Albany International Corp. will be held on Friday, May 16, 2025, at 9:00 a.m. Eastern Time, for the following purposes:
1.To elect nine Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified;
2.to ratify the appointment of KPMG as our independent auditor;
3.to approve, by nonbinding advisory vote, executive compensation;
4.to approve the Company's Employee Stock Purchase Plan; and
5.to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting. To be admitted to the Annual Meeting please visit https://meetnow.global/M6K4MXT. No password is needed. There is no physical location for the Annual Meeting.
If you are a registered holder of Company shares, please follow the instructions on your proxy card or Notice Regarding the Availability of Proxy Materials. If you hold your shares through an intermediary (i.e., a broker, bank or other financial institution), you must register in advance to attend, vote, and submit questions or comments online at the Annual Meeting. (See “Instructions/Q&A Section” beginning on page 3.)
Only stockholders of record at the close of business on March 21, 2025, will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.
Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience by telephone, online, or by signing, dating, and returning a proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

April 3, 2025	JOSEPH M. GAUG
Secretary

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Proxy Statement & General Information	1

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Albany International Corp. (“Albany International" or "the Company”), 216 Airport Drive, Rochester, New Hampshire 03867, of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 16, 2025, and at any adjournment or adjournments thereof.
GENERAL INFORMATION
Annual Meeting
We have again decided to hold the Annual Meeting virtually this year. You may attend at https://meetnow.global/M6K4MXT.
Voting Procedures
Each properly executed proxy in the accompanying form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendation(s) of the Board of Directors. In addition, the shares will be voted in the discretion of the proxies with respect to (1) any matter of which the Company did not have notice by February 10, 2025, (2) the election of a person as a director in substitution for a nominee named in this proxy statement who, at the time of the meeting, is unable, or for good cause is unwilling, to serve, (3) any stockholder proposal properly excluded from this proxy statement, and (4) matters incident to the conduct of the meeting, or any other matters as may properly come before the meeting. A proxy may be revoked at any time prior to the voting thereof.
If a stockholder is a participant in our Dividend Reinvestment Plan (sponsored by our transfer agent, Computershare) or the Albany International Corp. ProsperityPlus 401(k) Savings Plan, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder’s accounts in such plans. In order for the plan trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 p.m. Eastern Time on May 14, 2025.
This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about April 3, 2025.
The only persons entitled to vote at the Annual Meeting (including any adjournment or adjournments) are holders of record at the close of business on March 21, 2025, of the Company’s Class A Common Stock outstanding on such date. As of March 21, 2025, there were 30,600,165 shares of the Company’s Class A Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote.
Any stockholder attending this year's virtual Annual Meeting will be considered “present” and “in person”. Under our By Laws, a copy of which is available at the Corporate Governance section of our website (www.albint.com), stockholders representing a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes cast at the meeting by the shares

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Proxy Statement & General Information	2

present in person or by proxy and entitled to vote is required for the election of directors. A majority of the voting power of our Class A Common Stock present in person or by proxy and entitled to vote on the subject matter, voting together as a single class, is required for any other action. Shares present at the meeting in person or by proxy and entitled to vote that abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote and thus will have the same effect as a vote “Against” each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).
Under New York Stock Exchange (“NYSE”) rules, brokerage firms are permitted to vote in their discretion on certain routine matters on behalf of clients who have been requested to provide voting instructions, and have failed to do so by a date specified in a statement from the brokerage firm accompanying proxy materials distributed to its clients. Brokerage firms generally do not have such discretion as to any contested action, any authorization for a merger or consolidation, any equity-compensation plan or other matter related to executive compensation, any election of directors, or any matter that may affect substantially the rights or privileges of stockholders. The only routine matter included in this proxy statement is the ratification of the appointment of KPMG LLP as our independent auditor. In the case of non-routine matters, broker “nonvotes” are treated as shares that are present at the meeting but are not entitled to vote and therefore have no effect on the outcome.
Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement and the documents incorporated or deemed to be incorporated by reference contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding expectations, beliefs, business plans, changes to the Board of Directors, governance, and other statements that are not historical in nature. These statements are made on the basis of the Company's views and assumptions regarding future events and business performance and plans as of the time the statement are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations. Readers should not place undue reliance on forward-looking statements because forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by the forward-looking statements. A discussion of the risks, uncertainties, and other important factors is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the Securities and Exchange Commission, including, among others, the Company's quarterly reports on form 10-Q.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Proxy Statement & General Information	3

Instruction/Q&A Section

Q:	How can I attend the Annual Meeting?

A:	The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively online. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting virtually and submit your questions during the meeting by visiting https://meetnow.global/M6K4MXT. No password is needed. You also will be able to vote your shares online by attending the Annual Meeting virtually.

To participate in the Annual Meeting, you will need your 15-digit control number. Please carefully review the information included on your proxy card and on your Notice Regarding the Availability of Proxy Materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions outlined in this proxy statement.

Q:	How do I register to virtually attend the Annual Meeting?

A:	If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the proxy card or Notice Regarding the Availability of Proxy Materials that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend, vote, and submit questions at the Annual Meeting online.

To register to attend the Annual Meeting virtually, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and received no later than 5:00 p.m. Eastern Time, on May 9, 2025.

You will receive a confirmation of your registration by email after we receive your registration materials.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Proxy Statement & General Information	4

Requests for registration should be directed to Computershare at the following:

By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail
Computershare
ALBANY INTERNATIONAL Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	How can I submit questions if I attend the Annual Meeting virtually?

A:
If you wish to submit a question, you may do so in a few ways. If you want to ask a question before the Annual Meeting, you may do so at https://meetnow.global/M6K4MXT. No password is needed, but you will need your 15-digit control number found on your proxy card or Notice Regarding the Availability of Proxy Materials. If you hold our shares through a broker, you must register in advance using the instructions above.

If you want to submit a question before or during the Annual Meeting, you may do so by logging into the virtual meeting platform at https://meetnow.global/M6K4MXT, entering your 15-digital control number, and clicking on the Q/A icon on the right side of the page. Enter your question in the box and click send.

Questions pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not a proper subject for action by stockholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another stockholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered. Additional rules of conduct and procedures may apply during the Annual Meeting and will be available for you to review in advance of the meeting at https://meetnow.global/M6K4MXT.

Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at https://meetnow.global/M6K4MXT. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Proxy Statement & General Information	5

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:	The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. For further assistance should you need it, you may call local 1-888-724-2416 or international +1 781-575-2748.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Table of Contents	6

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Summary of Shareholder Voting Matters	7

SUMMARY OF SHAREHOLDER VOTING MATTERS

VOTING MATTERS		BOARD VOTE RECOMMENDATION	SEE PAGE

Item 1	Election of Directors	FOR EACH NOMINEE	19
Item 2	Ratification of Independent Auditors	FOR	31
Item 3	Advisory Vote on Executive Compensation	FOR	69
Item 4	Employee Stock Purchase Plan	FOR	70

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Summary of Shareholder Voting Matters	8

DIRECTOR NOMINEES

NAME	AGE	DIRECTOR SINCE	EXPERIENCE	COMMITTEE MEMBERSHIP	OTHER PUBLIC COMPANY BOARDS

John R. Scannell	61	2012	Former Chief Executive Officer of Moog, Inc.; current Chairman of the Board of Moog, Inc.	Compensation	Moog, Inc.
Katharine L. Plourde	73	2013	Former principal and analyst at investment banking firm Donaldson, Lufkin & Jenrette, Inc.	Governance (Chair), Audit
Kenneth W. Krueger	68	2016	Former interim President and Chief Executive Officer of Manitowoc Company, Inc.; former Chief Operating Officer of Bucyrus International, Inc.	Audit (Chair), Governance	Manitowoc Company, Inc., Douglas Dynamics, LLC
Mark J. Murphy	57	2019	Chief Financial Officer of Micron Technology, Inc.; former CFO, Qorvo, Inc.; former CFO, Delphi Automotive, PLC; former President, Praxair Surface Technologies	Governance, Audit
J. Michael McQuade	69	2020
Director, the Belfer Center for Science and International Affairs, Harvard University Kennedy School of Government; former strategic advisor to the President, Carnegie Mellon University; former Vice President for Research at Carnegie Mellon University; former Senior Vice President, Science & Technology at United Technologies Company
				Compensation (Chair), Governance
Christina M. Alvord	57	2022	Former President, Southern and Gulf Coast Division and Central Division, Vulcan Materials Company; former President, Middle River Aircraft Systems and Unison Industries (GE Aviation)	Compensation, Governance	Apogee Enterprises, Piedmont Lithium
Russell E. Toney	55	2022	President, Nortek Air Solutions; former President, Specialty Products Group, Dover Corporation	Compensation, Audit
Gunnar Kleveland	55	2023	President & Chief Executive Officer of Albany International Corp.; former President and Chief Executive Officer of Textron Specialized Vehicles Inc.; former President of TRU Simulation + Training Inc.
Bonnie C. Lind	66	2024	Former Sr. Vice President, CFO & Treasurer of Neenah Inc.; former Assistant Treasurer of Kimberly-Clark Corporation	Audit, Compensation	Hubbell Incorporated, Mission Produce

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Executive Summary	9

Executive Summary
Albany International is a leading materials science and technology company, with a history of innovation spanning 130 years. We develop and manufacture highly engineered components, using advanced materials processing and automation capabilities, within two core businesses.
■Albany Machine Clothing (MC) is the world’s leading producer of custom-designed, consumable fabrics and process belts essential for the manufacture of all grades of paper products. MC also supplies engineered process belts to industries including pulp and corrugator, building products and fiber cement, and textiles.
■Albany Engineered Composites (AEC) is a growing designer and manufacturer of advanced engineered composite components for engine and airframe applications for commercial and military aircraft, missiles and unmanned vehicles.
Our mission is to deliver effective and sustainable materials science solutions to our global customers through our innovative approach to technology, our operational excellence, and our talented people.
Technological innovation, operational execution, customer satisfaction, and capital discipline are keys to the long-term success of our company, and in 2024 we made significant progress in each area across our business segments.
BUSINESS HIGHLIGHTS

YEARS ENDED DECEMBER 31ST	2024	2023	2022
US $Million, except per share data

Net Sales	1,230.6	1,147.9	1,034.9
Operating Income	131.4	167.9	181.0
Net Income Attributable to the Company	87.6	111.1	95.8
Earnings Per Share – Basic	2.81	3.56	3.06
Earnings Per Share – Diluted	2.80	3.55	3.04
2024 has been a year where Albany International focused on laying the foundation for long‑term future growth. We have assembled a strong and experienced leadership team across the businesses that has maintained our focus on operational execution, while building out our capabilities in materials sciences, and fostering a healthy and lasting company culture rooted in new company values and behaviors. At the same time we have delivered strong financial results in 2024 with robust free cash flow generation and a stellar balance sheet that will enable us to execute on our long-term strategic priorities.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Executive Summary	10

Revenues grew ~7% year-over-year to ~$1.23 billion, a new record for the company. We strategically leverage our exceptional balance sheet to drive growth and maximize opportunities. With our long-term targeted leverage of 2–3x, we have ample dry powder to execute on our strategic plan. In 2024, we also resumed our share repurchase program, to supplement our quarterly dividend payouts, adding to the total return to our shareholders.
Our MC segment again delivered an outstanding year. This performance was against the backdrop of a strong North America market, offset by macroeconomic challenges in both Europe and China. We also made further progress on the integration of Heimbach with steps taken towards reducing our geographic footprint and improving operational and logistical efficiencies. We are on track to meet the long-term synergy targets we announced at the acquisition of Heimbach.
AEC added significant backlog in 2024 as we increase our portfolio of major long-term programs. As we work through the significant ramp-up of these complex programs, such as CH-53K, we are developing supply chain and operational capabilities that will serve us well in future programs. The LEAP program was impacted by the slow-down at our major end-customer, but the program is on track for eventual recovery given the backdrop of new aircraft order backlog that runs beyond the end of this decade.
Our current programs are critical components in major platforms that will remain the premier products in their respective market segment for the foreseeable future, whether it be LEAP, the CH-53K, the Joint Strike Fighter or the JASSM missile program. We are also making inroads into new market segments, particularly Advanced Air Mobility and Space, that will contribute to further growth. All of this translates to continued growth in backlog that provides us further confidence in our long-term outlook.
Our expertise in materials science is the common thread that runs across all our businesses, and is the catalyst for our long-term growth. We command a technological edge in our Machine Clothing products through a continued investment in Research and Development. Our ability to use the weaving technology developed at Machine Clothing over a century created the successful entry into the Engineered Composites segment via our partnership with Safran, and has laid the foundation for further profitable growth in this space.
CORPORATE GOVERNANCE HIGHLIGHTS
At Albany International we believe good corporate governance creates long-term value for our stockholders and strengthens our relationships with other stakeholders. We remain committed to best practice in corporate governance and as such our corporate governance practices are dynamic and reflect the Board’s continual review of emerging best practices and their impact and effectiveness.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Executive Summary	11

INDEPENDENT OVERSIGHT	ACCOUNTABILITY

▪8 of 9 nominated Directors are independent
▪Non-executive Chairman
▪All independent committees
▪All members of the Audit Committee are financially literate and financial experts
▪Private executive session for all independent Directors during each regularly scheduled Board meeting

▪Annual Election of all Directors
▪Annual Board and Committee self-evaluations
▪Annual advisory vote on executive compensation
▪Stock ownership and retention guidelines
▪Prohibition on hedging, pledging and other transactions
▪Corporate Governance Guidelines with overboarding policy

97% attendance at Board meetings, 97% attendance at Committee meetings in 2024
CORPORATE SUSTAINABILITY HIGHLIGHTS
Our business is centered around driving success for our customers. Our products are designed for performance and quality, and enable our customers to improve their environmental footprint through more sustainable and efficient processes and end products.
Our paper machine clothing products enable our paper-making customers to reduce their own environmental footprint by reducing their energy and water consumption, improving resource efficiency, and maintaining water quality. Energy is one of the top three cost components in the paper making process; our machine clothing solutions use innovative technologies to reduce the amount of energy required for paper production. We continue to innovate and remain focused on developing and bringing to market proprietary products aimed at improving the energy and resource efficiency needed for our customers’ products and their production processes.
In aerospace, aircraft weight savings that drive fuel efficiency are essential for meeting industry goals for sustainable aviation. This fundamental design goal has driven the increased use of lightweight composite structures in an ever-broadening sphere of aerospace applications. We have applied learnings from our 130 years of experience manufacturing Machine Clothing to pioneer 3D weaving technologies to manufacture our composite material parts. The process involves layering and interweaving fibers in a precise, computer-controlled process to create complex, high-strength parts that allows for the production of lightweight and strong composite parts with high-performance properties.
This technology has the ability to produce parts with complex geometries and high-performance properties, such as high strength, stiffness and resistance to impact and fatigue making it well-suited for use in aerospace, defense and industrial applications. These structurally demanding applications have historically been served by heavier, metallic structures, and traditional laminated composites do not possess the required structural characteristics that 3D woven can offer. As such our proprietary 3D woven technology expands the role that lightweight composites can serve as the next generation of aircraft is designed and built.
Detailed information about our sustainability initiatives and accomplishments can be found in our Sustainability Reporting and other disclosures in the Sustainability section of our website: https://www.albint.com/sustainability.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Executive Summary	12

Noteworthy initiatives and accomplishments in 2024 include:
~~■~~Continued world class results from an unwavering focus on safety - a worldwide Total Recordable Incident Rate (TRIR) of 0.99 in 2024.
■We committed to the following ambitious sustainability goals and will now work with the Science Based Targets initiative for approval:
■50% reduction of Scope 1 & 2 emissions by 2030 (baseline 2023)
■Zero waste to landfill by 2030 (Americas and Europe)
■We announced a US virtual power purchasing agreement (VPPA), which will reduce our Scope 2 emissions by about 25%, giving us a strong head start on our emissions reduction goal while we progress with additional on-site initiatives.
■We launched the Albany Community Outreach Council to bolster community engagement and philanthropic efforts. This council will serve as a cornerstone for our community initiatives, ensuring that we not only give back but also create meaningful and lasting impacts in the communities where we operate.
■And finally, we were invited to participate in World Engineering Day for Sustainable Development, presented by the World Federation of Engineering Organizations (WFEO). World Engineering Day is presented as a UNESCO international day of celebration of engineers and engineering and we are proud to participate in an official film showcasing our history of innovation and sustainability.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Corporate Governance	13

Corporate Governance at Albany International
BOARD LEADERSHIP STRUCTURE
Since 2008, the Company has operated under a board leadership structure with the roles of Chief Executive Officer and Board Chair separated.
The Board of Directors expects the Chair of the Board to:
■Function as a liaison and independent conduit between the members of the Board and the Company’s Chief Executive Officer between meetings of the Board;
■Preside over meetings of, and provide leadership to, the non-management members of the Board; and
■Set Board meeting agendas, in cooperation with the Chief Executive Officer and Secretary.
Other responsibilities of the Board Chair are described in the Company’s Corporate Governance Guidelines. The Chair is also empowered to delegate some of these duties, in his or her discretion, to a Vice Chair. Currently there is no Vice Chair of the Board. The Board has found that having a non-management director function in this role, whether as a “lead director” or as Chair, facilitates communication, helps ensure that issues of concern to non-management directors are given an opportunity for discussion at meetings, and contributes generally to a more effective use of management and Board time. The Board also believes the current board leadership structure has served the Company well, allowing the Chief Executive Officer to devote his attention to the management of the Company. The Board engages in an annual self-evaluation process to determine whether the Board is discharging its responsibilities and operating effectively, and to consider changes in membership, structure, or process that could improve performance. While we believe that the current Board leadership structure is appropriate, it is possible that alternative Board leadership structures, including those that combine the offices of Chair and Chief Executive Officer, could be appropriate for the Company under different circumstances.
RISK OVERSIGHT
The Board of Directors oversees the Company’s risk management processes. The Company’s Chief Executive Officer and Chief Financial Officer review with the Board, at each regularly scheduled quarterly meeting, the most significant top-level enterprise risks facing the Company, and the processes by which the Company mitigates such risks. This review is supported by periodic (but no less than quarterly) formal reviews by senior management of all significant enterprise risks, facilitated by the Chief Financial Officer. The Board requests that management, from time to time, supplement these quarterly reviews with a more detailed analysis of one or more specific risks, selected by the Board, including related mitigation actions. The Board also reviews management’s annual operating plan and strategic plan to ensure that they are consistent with, and appropriately address, the Company’s risks and risk management processes. The Audit Committee is responsible for assisting the Board in its oversight of the Company’s risk management processes. The Audit Committee periodically reviews the adequacy of the processes by which the Company handles risk assessment and risk management, and discusses such processes with management, the Company’s internal

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Corporate Governance	14

audit function and the independent auditor. The Audit Committee receives periodic reports from the Company’s finance department regarding liquidity and other financial risks; from the finance and internal audit function regarding internal control risks; and from the finance, legal, and internal audit departments regarding processes for addressing fraud, legal and compliance risks, and the adequacy of the Company’s disclosure controls and procedures. Each year, the Audit Committee also reviews the results of management’s annual fraud risk assessment. It also regularly reviews and discusses cyber-security risks to the Company with the Company’s Chief Information Officer and the internal audit function, and reviews and discusses with senior management the risk factors disclosed by the Company in its periodic filings with the Securities and Exchange Commission (“SEC”) before such filings are made. Each year, the Compensation Committee assesses compensation-related risks to the Company.
Although the Board oversees the Company’s risk management, day-to-day management of risk remains the responsibility of management.
The Company has adopted an insider trading policy governing the purchase, sale, and/or other disposition of its securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company. A copy of our Insider Trading Policy is filed as Exhibit 19 to the Company's Annual Report on Form 10-K for 2024. It is the Company's policy to comply with all applicable securities and state laws (including appropriate approvals by the Company's Board of Directors or appropriate committee, if required) when engaging in transactions in the Company's securities.
DIRECTOR INDEPENDENCE
The corporate governance standards of the NYSE (“NYSE Standards”) require that a majority of our Board consist of independent directors. In general, the NYSE Standards require that an independent director must have no material relationship with the Company, except as a director. Our Board reviews any business transactions and charitable relationships between the Company and each director to determine whether any such material relationship exists, and to evaluate whether there are any other facts or circumstances that might impact a determination of the independence of such director. Based on its review, our Board has determined that all Board members, other than President and CEO Gunnar Kleveland, are independent under the NYSE Standards. Our Board has appointed only independent directors to our Audit Committee, Compensation Committee and Governance Committee in accordance with the independence requirements set forth in NYSE Standards.
The Board of Directors has also determined that all of the members of the Audit Committee are independent under the separate independence standards set forth in SEC Rule 10A-3. The Board is not required to make this determination with respect to any other director, and it has not done so.
MEETING ATTENDANCE
The Board of Directors met 10 times in 2024. In the aggregate, the incumbent directors attended (in person or by video) at least 97% of the aggregate number of meetings of the Board and 96% of the committees of the Board on which he or she served. It is the policy of the Company that all persons who are candidates for election to the Board of Directors at an Annual Meeting of Stockholders should attend that meeting. All of the candidates for election to the Board of Directors who were also candidates in 2024 attended the 2024 Annual Meeting of Stockholders.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Corporate Governance	15

NON-MANAGEMENT DIRECTORS
Meetings of the “non-management” directors, as defined by the NYSE Standards, are regularly held at the conclusion of each regularly scheduled meeting of the Board. The current non-management directors are all of the directors other than Mr. Kleveland. Meetings of the non-management directors during 2024 were chaired by the Chair. The Chair also acts as a liaison between the directors and the Chief Executive Officer and facilitates communication among the directors. Interested persons may communicate with the Chair and the non-management directors by writing to: Chair, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.
BOARD COMMITTEES
The Board assigns responsibilities and delegates authority to its committees, which regularly report on their activities and actions to the Board. The Board has determined that each current member of each committee is “independent” within the meaning of the NYSE Standards and the Guidelines and meets any applicable additional committee-specific independence requirements. The standing committees of the Board of Directors are the Governance Committee, the Audit Committee, and the Compensation Committee. The purpose and principal responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found in the Corporate Governance section of our website (www.albint.com).

GOVERNANCE COMMITTEE	Purpose: to provide leadership to the Board in the development and maintenance of an effective corporate governance structure and process

Members: Katharine L. Plourde, Chair Kenneth W. Krueger Mark J. Murphy J. Michael McQuade Christina M. Alvord
Principal Responsibilities:
▪reviews and recommends changes to the Company's Corporate Governance Guidelines and governance and management structure;
▪evaluates the effectiveness of the Board of Directors, its committees, and the individual directors;
▪recommends to the Board of Directors the persons to be nominated for election as directors;
▪reviews management succession planning; and
▪reviews with management the Company's Sustainability strategy, initiatives and policies.

Meetings in 2024: 4
Attendance: 100%
Directors Plourde, Krueger, Murphy and McQuade each served on the Governance Committee during all of 2024. Director Alvord was appointed to the Committee effective January 1, 2025.
The Governance Committee considers, on an ongoing basis, the skills, background, and experience that should be represented on the Board of Directors and its committees, the performance of incumbent directors, the appropriate size of the Board of Directors, potential vacancies on the Board, and other factors relating to the efficacy of the Board. The Committee and the Board seek to maintain a group of Board members that, in the aggregate, possesses the skills, background, and experience necessary and desirable to address

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Corporate Governance	16

effectively the issues and challenges the Company will confront. The Board does not expect that any single member will possess all of these attributes, and therefore seeks to accomplish this by selecting candidates with diverse skills and backgrounds taking into consideration such factors as experience, diversity, and, for non-management directors, independence. The Committee discusses with the Board, at least annually, the various qualifications and skills that should be represented on the Board and its committees, taking into account the nature of the business and the objectives of the Company as they may evolve over time. The Committee also reviews, on an annual basis, the performance of the sitting members of the Board, and makes recommendations to the Board regarding those directors to be nominated for reelection by the stockholders.
The Governance Committee employs professional consultants for this purpose, and members of the Committee also communicate with knowledgeable persons on a continuing basis to identify potential candidates for Board membership. Any qualified potential candidates so identified are then discussed by the Committee and the Board, and if the potential candidate appears likely to be a substantial addition to the Board, he or she is then interviewed by members of the Committee and the Board. The Governance Committee then considers the reports of the interviews and other information that has been gathered and determines whether to recommend to the Board of Directors that the person be elected as a director. The Committee has retained the director search firm of G. Fleck/Board Services since 2011 to assist in identifying and evaluating potential Board members, and has, at times retained Korn Ferry, to supplement the work of G. Fleck/Board Services as needed.
Stockholders may send recommendations of persons to be considered by the Governance Committee for nomination for election as directors to: Chair, Governance Committee, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867. Our Corporate Governance Guidelines, a copy of which is available at the Corporate Governance section of our website (www.albint.com), set forth criteria to be employed by the Governance Committee and the Board of Directors in determining whether a person is qualified to serve as a director of the Company. Recommendations by stockholders should include information relevant to these criteria. The Governance Committee will give consideration to persons recommended by stockholders in the same manner that it employs when considering recommendations from other sources.
All of the nominees for election as directors at the 2025 Annual Meeting are current Board members standing for election or reelection by the stockholders.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Corporate Governance	17

AUDIT COMMITTEE
Purpose: to assist the Board of Directors in fulfilling its oversight responsibilities in a number of key areas, including:
▪the integrity of our financial statements, financial reporting process, and internal controls;
▪the performance of our internal audit function;
▪our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and
▪the annual independent audit of our financial statements, including the engagement of the independent auditor, and the evaluation of the independent auditor’s qualifications, independence and performance.

Members: Kenneth W. Krueger, Chair Katharine L. Plourde Mark J. Murphy Russell E. Toney Bonnie C. Lind
Principal Responsibilities:
▪reviews and discusses with management each quarterly earnings release, as well as other financial communications, and all quarterly reports on Form 10-Q or annual reports on Form 10-K;
▪after the completion of each annual audit, and before the filing of the Form 10-K, reviews and discusses with the independent auditors, the head of internal audit, and senior management, among other things: (1) any significant audit findings, and management’s responses to such findings, (2) any significant changes in audit scope, and (3) any difficulties encountered during the course of the audit;
▪periodically reviews and discusses with the independent auditor, management, and the head of the internal audit function, the acceptability and quality of our accounting policies, the clarity of our financial disclosures, and any weaknesses in our system of internal controls;
▪periodically reviews, evaluates and discusses with management the qualifications, performance and depth of the Company’s financial personnel; and
▪reviews with management the Company's strategy, initiatives and policies relating to cyber security.

Meetings in 2024: 9
Attendance: 96%
Directors Krueger, Plourde, Murphy, and Toney each served on the Audit Committee during all of 2024. Ms. Lind was appointed to the Committee in February 2024. Director Alvord stopped serving on the Committee effective January 1, 2025.
The Board of Directors has determined that none of the members of the Audit Committee has any relationship with the Company that impairs his or her independence, or that would preclude a determination of independence, and, on that basis, has determined that each of them is independent under the NYSE Standards as well as the additional requirements of SEC Rule 10A-3. In making this determination, the Board considered, after due inquiry, the lack of any transactions, relationships, or arrangements between the Company and each member of the Committee. The Board of Directors has also determined that each member of the Audit Committee is financially literate, and is a “financial expert” as that term is defined in Item 407 of Regulation S-K of the SEC. The Board of Directors believes that each of the current members of the Audit Committee is well qualified to perform the functions for which the Committee is responsible.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Corporate Governance	18

COMPENSATION COMMITTEE	Purpose: generally responsible for determining the compensation of the Company’s Directors, Chief Executive Officer and other senior executive officers of the Company

Members: J. Michael McQuade, Chair John R. Scannell Christina M. Alvord Russell E. Toney Bonnie C. Lind
Principal Responsibilities:
▪assists the Board of Directors in the creation and implementation of employee compensation, incentive, and benefit policies and plans;
▪administers (or oversees the administration by management of) pension and other employee benefit plans;
▪approves grants and awards under the Company's incentive plans; and
▪oversees the compliance of such programs and policies with applicable legal requirements.

Meetings in 2024: 4
Attendance: 100%
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Directors McQuade, Scannell, Alvord and Toney all served on the Compensation Committee during all of 2024. Ms. Lind was appointed to the Committee effective January 1, 2025. During 2024, no member of the Committee (i) was an employee or (ii) had any other interlocking relationships requiring disclosure under applicable SEC rules.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 1 — Election of Directors	19

ITEM 1
Election of Directors

NAME	AGE	GENDER	POSITION	APPOINTED	NATIONAL ORIGIN
John R. Scannell	61	Male	Chair, Compensation	2012	Ireland
Katharine L. Plourde	73	Female	Governance (Chair), Audit	2013	USA
Kenneth W. Krueger	68	Male	Audit (Chair), Governance	2016	USA
Mark J. Murphy	57	Male	Governance, Audit	2019	USA
J. Michael McQuade	69	Male	Compensation (Chair), Governance	2020	USA
Christina M. Alvord	57	Female	Compensation, Governance	2022	USA
Russell E. Toney	55	Male	Audit, Compensation	2022	USA
Gunnar Kleveland	55	Male	President & CEO	2023	Norway
Bonnie C. Lind	66	Female	Audit, Compensation	2024	USA
All of the members of the Board of Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Pursuant to our By Laws, the Board of Directors may increase or decrease the number of directors from time to time, but not to fewer than three. The Board of Directors has determined that, until further action by the Board, the number of directors of the Company, from and after the time of the 2025 Annual Meeting of Stockholders, shall be nine. Accordingly, the number of directors to be elected at the 2025 Annual Meeting of Stockholders is nine. The Board of Directors has nominated for election the nine persons listed below. All of the nominees are currently serving as directors. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the nine persons listed below. If, at the time of the meeting, any nominee is unable, or for good cause unwilling, to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of directors. The biographical sketches of each nominee below highlight some of the specific experience, qualifications, attributes or skills that contributed to his or her selection by the Board.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 1 — Election of Directors	20

JOHN R. SCANNELL

BOARD CHAIR

Age: 61 Director Since: 2012 Chair Since: 2024

John R. Scannell was appointed Chair in February 2024. Mr. Scannell also serves as Chair of Moog, Inc., a worldwide designer, manufacturer, and integrator of high-performance precision motion and fluid control systems for a broad range of applications. He has held that position since January 2014. Mr. Scannell served as Chief Executive Officer of Moog from 2011 until his retirement in 2023. Mr. Scannell began his career with Moog in 1990 as an Engineering Manager of Moog Ireland and later became Operations Manager of Moog GmbH in Germany. He became the General Manager of Moog Ireland, and moved to the Aircraft Group in East Aurora, New York, as the Boeing 787 Program Manager. He was subsequently named Moog's Director of Contracts and Pricing. Mr. Scannell was elected Vice President of Moog in 2005 and Chief Financial Officer in 2007, a position he held until December 2010, at which time he was appointed President and Chief Operating Officer. In December 2011, he was named Moog's Chief Executive Officer. Mr. Scannell has also served on the Boards of Buffalo Niagara Partnership and M&T Bank.
Mr. Scannell's range of management experience in engineering, operations management, contracts, and finance, along with his in-depth knowledge of aerospace markets, products, and technologies and prior board experience, make him highly qualified to serve as a director and Board Chair. His notable tenure at Moog, where he successfully drove innovation, further solidifies his capability to lead the Company as Chair. In addition to an MBA from Harvard Business School, Mr. Scannell holds BS and MS degrees in Electrical Engineering from University College Cork, Ireland.

KATHARINE L. PLOURDE

Age: 73 Director Since: 2013

Katharine L. Plourde is currently engaged in private investing and previously was a principal and analyst at the investment banking firm Donaldson, Lufkin & Jenrette. Ms. Plourde has a wide range of investment and financial services industry experience, including working on stock selection with institutional investors and on valuation and strategy with investment bankers. Ms. Plourde was named to the Institutional Investor Research Hall of Fame in 2011 to commend her work as an analyst.
Ms. Plourde has previously served as a Director of Pall Corporation, a global provider of filtration, separation and purification products and systems, and of OM Group Inc. (OMG), a provider of specialty chemicals, advanced materials and technologies. She served as Lead Independent Director of OMG and on the Audit Committees of OMG and Pall. Ms. Plourde has also served on the Board of Directors of Evercore Equity Fund, a mutual fund, since 2014.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 1 — Election of Directors	21

Ms. Plourde brings significant analytical and financial expertise to the Board in a number of critical areas, including investor relations, financial reporting, accounting, corporate finance, and capital markets. Her work with investors coupled with her expertise in specialty materials and chemicals makes her a valuable asset to the Board. Ms. Plourde's years of service on the Nominating and Governance Committees at Pall and OMG have also given her significant board governance experience, and contributed to her expertise on governance issues generally, making her highly qualified for her role as Chair of the Governance Committee.

KENNETH W. KRUEGER

Age: 68 Director Since: 2016

Kenneth W. Krueger is an experienced industrial manufacturing executive who currently serves as the Chairman of the Board of Manitowoc Company, Inc. He has been a member of the Manitowoc Board of Directors since 2004. From October 2015 until March 2016, he also served as Manitowoc's interim President and Chief Executive Officer. Mr. Krueger has also served as a director of Douglas Dynamics, Inc. since 2012, where he currently serves on the Audit, Compensation, and Nominating and Governance Committees.
Prior to October 2015, Mr. Krueger served as Chief Operating Officer of Bucyrus International, Inc., a global manufacturer of mining equipment, having previously served as Executive Vice President. Mr. Krueger also served as Senior Vice President and Chief Financial Officer of A.O. Smith Corp., a global manufacturer of water heating and treatment systems, and as Vice President, Finance and Planning for the Hydraulics, Semiconductor and Specialty Controls segment of Eaton Corporation. Mr. Krueger's experience as a Chief Operating Officer, Chief Executive Officer and Chairman of a public company, as well as other public company service, both on boards and as an executive, greatly enhances his value and contributions to our Board of Directors. Moreover, his prior experience as a CFO makes him particularly well suited to Chair the Audit Committee of the Board.

MARK J. MURPHY

Age: 57 Director Since: 2019

Mark J. Murphy is the Chief Financial Officer of Micron Technology, Inc., a world leader in innovative memory and storage solutions, including those used to advance artificial intelligence. Mr. Murphy joined Micron as Chief Financial Officer in April of 2022 and is responsible for all financial functions. In addition, as a member of Micron’s executive staff, he contributes to government and other partner engagements across Micron’s operations including in China, India, Singapore, the United States, and other countries. From June 2016 until joining Micron, Mr. Murphy was the Chief Financial Officer of Qorvo, Inc., a leading provider of wireless and wired connectivity solutions, where he was responsible for all financial functions, information technology and corporate strategy. Mr. Murphy was previously Executive Vice President and Chief Financial Officer of Delphi

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 1 — Election of Directors	22

Automotive, PLC, a supplier of advanced technologies to the automotive industry. Mr. Murphy joined Delphi from Praxair, Inc., a global industrial gas supplier, where he was President of the U.S. Industrial Gases business, and before that, was President of Praxair's Surface Technologies and Electronic Materials division. He previously served as Senior Vice President and Chief Financial Officer of MEMC Electronic Materials, Inc., Corporate Controller of Praxair, President of Praxair's Electronics division, and Vice President of Finance for Praxair Asia based in Shanghai. Early in his career, Mr. Murphy served as an officer in the United States Marine Corps.

J. MICHAEL McQUADE

Age: 69 Director Since: 2020

J. Michael McQuade is Director of the Program on Emerging Technology, Scientific Advancement, and Global Policy at the Belfer Center for Science and International Affairs of the Harvard University Kennedy School of Government. Dr. McQuade is also a member of the Board of Trustees of Carnegie Mellon University. Previously, Dr. McQuade served as Strategic Advisor to the President, and Vice President for Research at Carnegie Mellon University. He served on the Defense Innovation Board of the United States Department of Defense from 2016 to 2021, the President's Council of Advisors on Science and Technology from 2013 to 2018, and the Secretary of Energy's Advisory Board from 2008 to 2016. He also served for more than a decade as Senior Vice President, Science & Technology at United Technologies Company which, prior to its merger with Raytheon Technologies Company, was a diversified company with extensive aerospace operations. Dr. McQuade also held positions as Vice President, 3M Medical Business; President, Kodak Health Imaging Business; and Senior Vice President, Eastman Kodak. Dr. McQuade holds BS, MS, and PhD degrees in physics from Carnegie Mellon University.
Dr. McQuade's extensive background in research, technology and product development, operating and general management experience in large scale industries, and experience advising on policy and strategic direction for US government research investments, including operational incorporation of modern technology into Department of Defense applications, are valuable attributes for oversight of the Company’s research and development operations as well as its Albany Engineered Composites segment in particular, which seeks to grow as a key supplier to customers in the aerospace industry.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 1 — Election of Directors	23

CHRISTINA M. ALVORD

Age: 57 Director Since: 2022

Christina M. Alvord is a proven and accomplished global P&L leader. After more than 20 years in executive leadership roles in industrial businesses, she now serves as an independent director on public company boards. From 2016 to 2021, Ms. Alvord served in various roles at Vulcan Materials Company, including President of two separate business units, Southern & Gulf Coast Division and Central Division. Ms. Alvord started at the General Electric Company in 2002 and held various technical and executive leadership positions at GE Aviation including President of Middle River Aircraft Systems, President of Unison Industries, and General Manager of the both the Turbine Airfoils Center of Excellence and Engine Component Repair. Ms. Alvord's prior experience also includes seven years at McKinsey and Company focusing on client strategy across a wide range of industries, providing a solid strategic background.
Ms. Alvord has been a public company director since 2020 and currently serves on the Board of Directors of Apogee Enterprises and Piedmont Lithium. She holds a BS degree in Political Science, and a BS and MS degree in Mechanical Engineering, all from Massachusetts Institute of Technology, and an MBA from Harvard Business School.
Ms. Alvord's current experience on multiple boards, background as a leader of industrial businesses, valuable experience in design, engineering, and manufacturing across the global aerospace market, as well as deep operational and supply chain experience make her highly qualified to serve as a director of Albany International.

RUSSELL E. TONEY

Age: 55 Director Since: 2022

Russell E. Toney is an experienced executive with broad experience across a number of disciplines and industries. He is currently President of Nortek Air Solutions, a leading manufacturer of custom air handling solutions for commercial, industrial and educational facilities. From 2018 to 2023 he was President, Specialty Products Group at Dover Corporation, a diversified global manufacturing company, after having served as Dover’s Senior Vice President, Global Sourcing, where he also had responsibility for its Global Innovation center.
Before joining Dover, Mr. Toney spent 13 years at General Electric Company where he held various sales and leadership positions in GE Plastics, as well as supply chain and commercial leadership roles in GE Energy. Prior to that, he was a strategy consultant with The Boston Consulting Group and worked in engineering and manufacturing roles at The Procter & Gamble Company. Mr. Toney holds a BS degree in Chemical

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 1 — Election of Directors	24

Engineering from the University of Dayton and an MBA from the Darden Graduate School of Business Administration at the University of Virginia.
Mr. Toney's considerable experience driving revenue growth and profit improvement in global industrial manufacturing industries provides valuable insight as a director. His leadership skills, combined with his background in supply chain, engineering, sales and strategic consulting, are attributes that serve him well in this role. His broad functional expertise and extensive experience as a general manager make Mr. Toney highly qualified to serve as a director of Albany International.

GUNNAR KLEVELAND

Age: 55 Director Since: 2023

Gunnar Kleveland is a highly accomplished business leader with extensive expertise in the Aerospace and Defense sectors, complemented by his substantial experience managing intricate and diverse industrial portfolios. Since assuming the role of President and Chief Executive Officer at Albany International in September 2023, Mr. Kleveland has been instrumental in redefining the company's strategic trajectory. Prior to joining Albany International, Mr. Kleveland dedicated two decades to Textron, where he established a robust technical foundation in P&L leadership, operations, and supply chain management. He served as President and Chief Executive Officer of Textron Specialized Vehicles Inc., a prominent manufacturer of vehicle brands across the golf, industrial, powersports, and aviation sectors. He was also President of TRU Simulation + Training Inc., a company that builds aviation simulators for commercial, military, and private sectors as well as runs pilot training centers.
As Executive Vice President of Integrated Operations for Bell Helicopter Textron Inc., Mr. Kleveland oversaw comprehensive manufacturing operations and supply chain responsibilities for a $3.5 billion enterprise spanning civil and military markets. Before his tenure at Textron, Mr. Kleveland served for 15 years in the Royal Norwegian Air Force (RNoAF) as an officer and fighter pilot. In addition to a degree from the RNoAF Academy his academic credentials include a BS degree in Professional Aeronautics from Embry-Riddle Aeronautical University and an MBA from Midwestern State University in Texas. Furthermore, he has completed executive leadership programs at prestigious institutions such as Duke University, Thunderbird School of Global Management, and Michigan State University.
Mr. Kleveland's extensive international business and operational leadership experience, strategic vision, and proven ability to drive organizational growth render him a valuable asset to the Company and Board. His multilingual proficiency in English, Norwegian, Scandinavian languages, and German further augments his global leadership profile.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 1 — Election of Directors	25

BONNIE C. LIND

Age: 66 Director Since: 2024

Bonnie C. Lind served as Sr. Vice President, Chief Financial Officer and Treasurer of Neenah Inc. following its divestiture from Kimberly-Clark Corporation in 2004, until her retirement in October 2020. Prior to that, Ms. Lind held a number of increasingly senior financial and operational positions within Kimberly-Clark Corporation, culminating in Assistant Treasurer. This extensive financial and paper industry experience provides valuable perspective and expertise for Ms. Lind's role on the Company's Board of Directors and her role on the Audit and Compensation Committees specifically.
Ms. Lind is currently a Director at Hubbell Incorporated, where she is Chair of its Audit Committee and a member of its Corporate Governance Committee. Ms. Lind is also a Director of Mission Produce, where she is Chair of the Audit Committee. She previously served on the Boards of US Silica, Federal Signal and Empire District Electric Company. Ms. Lind holds a Bachelor of Business Administration (Finance) degree with honors from the University of Georgia. Ms. Lind's financial and industry experience, coupled with significant board and committee experience at other public companies, make her highly qualified to serve on the Company's Board of Directors.
The table below summarizes the key experience, qualifications and attributes for each director nominee and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

	Aerospace Experience	Manufacturing/Operations Experience	Public Company Board Experience	Senior Leadership Experience	Finance / Capital Allocation	International Experience	Government and Public Policy	Gender	Ethnic or National Diversity

John R. Scannell	•	•	•	•	•	•			•
Katharine L. Plourde			•		•	•		•
Kenneth W. Krueger		•	•	•	•	•
Mark J. Murphy		•	•	•	•	•	•
J. Michael McQuade	•	•		•		•	•
Christina M. Alvord	•	•	•	•	•	•	•	•
Russell E. Toney	•			•	•	•			•
Gunnar Kleveland	•	•		•	•	•			•
Bonnie C. Lind		•	•	•	•	•		•

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 1 — Election of Directors	26

DIRECTOR DEMOGRAPHICS
Tenure
Age

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Director Compensation	27

DIRECTOR COMPENSATION
It is the goal of the Company to set directors' fees at a competitive level that will enable the Company to attract and retain talented, well-qualified directors. Effective January 2024, the Board, upon the recommendation of the Compensation Committee, and based on benchmark data provided by compensation consultant Pearl Meyer & Partners, approved the following compensation for directors:

Annual Cash Retainer	$85,000
Additional Annual Cash Retainer for Chair of the Board	$100,000
Additional Annual Cash Retainer for Vice Chair of the Board	$35,000
Additional Annual Cash Retainer for Audit Committee Chair	$22,000
Additional Annual Cash Retainer for Compensation Committee Chair	$15,000
Additional Annual Cash Retainer for Governance Committee Chair	$12,000
Additional Annual Cash Retainer for Audit Committee Member	$12,000
Additional Annual Cash Retainer for Compensation Committee Member	$7,500
Additional Annual Cash Retainer for Governance Committee Member	$7,000
Annual Equity Grant in the form of Class A Common Stock	$135,000
Directors serving for only a portion of the year receive a pro-rated portion of their applicable compensation. Cash retainer fees are paid in four equal quarterly installments; the annual equity grant is paid shortly after the date of the Annual Meeting of Stockholders to each member who served on the Board during the year in which the meeting was held. A director whose final term ends at the Annual Meeting, or any director first elected at the Annual Meeting, receives one-half of the share retainer; directors elected otherwise than at an Annual Meeting receive a pro-rated portion of the equity grant at the time of appointment.
Pursuant to the Directors’ Annual Retainer Plan, Directors may elect to receive any or all of the unpaid cash portion of their annual cash retainer (up to an additional $85,000) in stock. Directors may also elect to defer all or a portion of the stock issuable under their annual equity grant on or prior to December 31 of the year preceding the grant. Deferred stock is awarded pursuant to a Restricted Stock Unit Award Agreement under the 2023 Long Term Incentive Plan ("2023 Incentive Plan"). A deferred restricted stock unit account is established and maintained for each director who makes such an election and any issuance of shares of stock or distributions that are subject to such deferral are issued, settled, or paid pursuant to the director's deferral election.
All directors are reimbursed for expenses incurred in connection with such services. In addition, the Company provides travel and liability insurance to all directors.
Director Pension. Each person who was a member of the Board of Directors on January 12, 2005, who was elected as a director prior to August 9, 2000, and who is not eligible to receive a pension under any other Company retirement program is, following (i) the termination of his or her service as a director and (ii) the attainment by such director of the age of 65, entitled to receive an annual pension in the amount of $20,000,

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Director Compensation	28

payable in quarterly installments until the earlier of (a) the expiration of a period equal to the number of full years that such person served as a director prior to May 31, 2001, or (b) the death of such person. None of the Company's director nominees are eligible for a pension.
Share Ownership Guidelines. The Board has adopted share ownership guidelines for its members. Under these guidelines, directors are generally expected to retain ownership of shares of Common Stock awarded or acquired until an ownership equal to three (3) times the annual cash and stock retainer is attained.
Meeting and Other Fees. Effective January 1, 2024, directors receive a payment of $1,500 for each day that the director is engaged in Company business (other than attendance at Board or Committee meetings) at the request of the Chairman of the Board, the CEO or a Committee Chair.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Director Compensation	29

Director 2024 Compensation Earned

NAME	Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation	TOTAL ($)

Erland E. Kailbourne[2]	18,229	97,979	—	—	(9,062)[3]	—	107,146
A. William Higgins[4]	42,578	67,422	—	—	—	—	110,000
John R. Scannell	177,401	134,933	—	—	—	—	312,333
Katharine L. Plourde	110,567	134,933	—	—	—	—	245,500
Kenneth W. Krueger	114,067	134,933	—	—	—	—	249,000
Mark J. Murphy	105,567	134,933	—	—	—	—	240,500
J. Michael McQuade	22,057	219,943	—	—	—	—	242,000
Christina M. Alvord	104,567	134,933	—	—	—	—	239,500
Russell E. Toney	104,567	134,933	—	—	—	—	239,500
Bonnie C. Lind	80,875	112,459	—	—	—	—	193,333
1 As these are payments of shares, and not stock “awards,” there are no amounts deemed “outstanding” at the end of 2024.
2 Director Kailbourne retired from the Board in May 2024.
3 Increase/(decrease) during 2024 in the actuarial present value of the director's accumulated benefit under the director pension plan described in the narrative preceding this table.
4 Director Higgins retired from the Board in May 2024.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Audit Committee Report	30

Audit Committee Report
The Audit Committee has provided the following report:
The Audit Committee has reviewed and discussed with management and the independent auditors, KPMG LLP (“KPMG”), the financial statements for 2024, including management’s report with respect to internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and has received from KPMG the written disclosures and the communications relating to KPMG’s independence required by PCAOB rules. The Audit Committee has discussed with KPMG its independence, and has considered whether the provision by KPMG of the services referred to below under “RATIFICATION OF INDEPENDENT AUDITORS” is compatible with maintaining the independence of KPMG.
Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited statements for 2024 be included in the Company’s Annual Report on Form 10-K for 2024 filed with the Securities and Exchange Commission.
The financial reporting process of the Company, including the system of internal controls and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, is the responsibility of the Company’s management. The Company’s independent auditors (KPMG) are responsible for auditing the Company’s financial statements and internal controls over financial reporting. The Audit Committee monitors and reviews these processes. As required by the NYSE Standards, the Board of Directors has determined that, in their judgment, all of the members of the Audit Committee are financially literate, and are “financial experts” as such term is defined in Item 407 of Regulation S-K of the SEC, and have “accounting or related financial management expertise.” The members of the Audit Committee are not employees of the Company and do not represent themselves as experts in the field of accounting or auditing.
The Charter of the Audit Committee provides that the members of the Committee are entitled to rely, and they do rely, on advice, information, and representations that they receive from the independent auditors, management, and the head of the Company’s Internal Audit function. Accordingly, the review, discussions, and communications conducted by the Audit Committee do not assure that the financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent auditors are, in fact, “independent.”

The Audit Committee:

Kenneth W. Krueger, Chair

Katharine L. Plourde

Mark J. Murphy

Russell E. Toney

Bonnie C. Lind

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ITEM 2
Ratification of Independent Auditors
The Audit Committee appointed KPMG as auditors of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and to perform the reviews of the financial statements to be included in our quarterly reports on Form 10-Q during that period.
As stated in the Audit Committee Report above, the Audit Committee has received the communications related to KPMG’s independence required by applicable PCAOB rules, has discussed with KPMG its independence, and has considered whether the provision of the services referred to below under “All Other Fees” is compatible with maintaining the independence of KPMG. In accordance with its charter, the Committee has also reviewed KPMG’s report describing (1) its internal quality-control procedures, (2) any material issues raised in any recent internal review, peer review, or review by any government or professional authorities (such as the PCAOB) of one or more independent audits conducted by KPMG, and (3) any steps taken by KPMG to deal with any issues raised in such reviews.
Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, terminate, oversee and evaluate the performance of the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice. The affirmative vote of holders of a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required to approve the ratification of the selection of KPMG as the Company’s independent auditor. A representative from KPMG is expected to be present at the meeting, will be given the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.
The Audit Committee has taken action to appoint KPMG as auditors to audit the financial statements to be included in our Annual Report on Form 10-K for the year ending December 31, 2025. The Audit Committee also reserves the right to appoint, reappoint, retain, or replace our auditors at any time, even after an appointment has been ratified by the stockholders. The stockholder vote on this proposal is advisory and nonbinding and serves only as a recommendation to the Board of Directors. If the stockholders do not ratify the appointment of our auditors, the Audit Committee will consider such voting results with respect to any appointment.
AUDIT FEES
The aggregate fees billed by or agreed to with KPMG for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services in connection with statutory and regulatory filings or engagements were $3,808,000 in 2024 and $3,630,000 in 2023.
AUDIT-RELATED FEES
The aggregate fees billed by KPMG for assurance or related services reasonably related to the performance of the audit or review of the Company’s annual financial statements, including benefit plans, were $126,285 in 2024 and $139,800 in 2023.

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TAX FEES
The aggregate fees billed by KPMG for tax compliance, tax advice, and tax planning were $11,566 in 2024 and $78,300 in 2023.
ALL OTHER FEES
KPMG billed $307,745 in 2024 and $295,000 in 2023 for non-audit services. The 2024 services related to the evaluation of strategic opportunities. The 2023 services related to the Heimbach acquisition.
PREAPPROVAL POLICY
It is the responsibility of the Company’s Audit Committee to approve all audit and non-audit services to be performed by the independent auditors, such approval to take place in advance of such services when required by law, regulation, or rule.
The Chair of the Audit Committee is permitted to preapprove any engagement of the independent auditor for services that could be properly preapproved by the Committee, provided that the anticipated fees with respect to the services so preapproved do not exceed $100,000. The Chair is required to report such preapprovals at the next regular meeting of the Committee.
The Audit Committee is required to preapprove each engagement of the independent auditor not preapproved by the Chair of the Committee. Each such preapproval must describe the particular service to be rendered. No preapproval may be given for any service that would cause the independent auditor to be considered not independent under applicable laws and regulations, and the independent auditor is requested to confirm that such service will not compromise its independence as part of the preapproval process.
With respect to the engagement of the independent auditor to provide routine and recurring audit-related tax and other non-audit services, preapproval of the Audit Committee may take the form of approval of a schedule describing such services in reasonable detail and specifying an annual monetary limit. Each audit or non-audit service shall be reflected in a written engagement letter or other writing. In connection with the provision of permitted tax services, the independent auditor is required to, among other things, provide a written description of the services and discuss their impact on the auditor’s independence.
None of the 2023 or 2024 services described above was approved by the Audit Committee or its Chair pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which permits the waiver of preapproval requirements in connection with the provision of certain non-audit services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

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OTHER AUDIT COMMITTEE MATTERS
As part of its oversight of our internal audit function, the Audit Committee reviews and approves the annual internal audit plan, and reviews, at least quarterly, the reports and findings of plan activities with the head of the department, senior management and the independent auditor. The Committee also evaluates the performance of the department at least annually, with input from management and the independent auditor.
The Audit Committee has established procedures for the receipt, retention and treatment of communications (including anonymous communications) relating to questionable accounting, auditing or internal control matters, violations of laws or regulations to which the Company is subject, or violations of the Company’s Business Ethics Policy or Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer or Controller. Our Business Ethics Policy describes various means by which such communications may be reported (see “Available Information” on page 80.) The Committee has direct access to any complaints made to the Company’s whistleblower hotline that relate to accounting, auditing, internal controls, or alleged violations of the Business Ethics Policy, and oversees the investigation and resolution of all such complaints by the Company’s Legal Department and compliance function. The Committee also serves as the Company’s “Qualified Legal Compliance Committee” pursuant to the rules of the Securities and Exchange Commission with respect to Section 307 of the Sarbanes-Oxley Act, and is responsible for the review and resolution of all reports of “material violations” subject to Section 307. The Committee is also charged with reviewing any complaints or concerns relating to accounting, auditing, or internal controls matters that are communicated to the Chair of the Committee pursuant to the Company’s “up-the-ladder” reporting process for responding to such communications. The Committee is also responsible for evaluating all related-party transactions, and for recommending to the Board whether any such transaction should be ratified or approved.
The Audit Committee is solely responsible, in accordance with the NYSE Standards, for the appointment of our independent auditors. The Committee is also responsible for the evaluation of the independence, performance and qualifications of our independent auditors, and reviewing and approving their compensation. (See “RATIFICATION OF INDEPENDENT AUDITORS” on page 31.)
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has adopted a written policy requiring review of relationships and transactions in which directors, director nominees, executive officers or greater than 5% shareholders, or members of their immediate families or persons sharing their households, are participants, in order to determine whether such persons have a direct or indirect material interest ("Related Party Transactions"). The Company’s Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm’s-length and in the ordinary course, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest. There were no Related Party Transactions since January 1, 2024.

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Compensation Committee Report
The Compensation Committee has provided the following report:
The Compensation Committee of the Board of Directors has reviewed with management of the Company the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review, the Committee has approved it, and has recommended to the Board of Directors that it be included in the Company’s Annual Report on Form 10-K and this proxy statement.

J. Michael McQuade, Chair

John R. Scannell

Christina M. Alvord

Russell E. Toney

Bonnie C. Lind

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Compensation Discussion and Analysis
EXECUTIVE SUMMARY
This portion of our Proxy Statement describes the 2024 executive compensation program and reports on the compensation earned by and paid to the Company's “named executive officers” in 2024. For 2024, our named executive officers (or, “NEOs”), as that term is defined in applicable SEC regulations, were:
■President and CEO Gunnar Kleveland;
■Executive Vice President and Chief Financial Officer Robert D. Starr;
■President — Machine Clothing Merle Stein;
■President — Albany Engineered Composites Christopher Stone; and
■Senior Vice President, General Counsel & Secretary Joseph M. Gaug.
This Proxy Statement also sets forth information concerning the compensation of two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the Company at the end of 2024:
■Former President — Machine Clothing Daniel A. Halftermeyer; and
■Former President — Albany Engineered Composites Gregory N. Harwell.
Following the same format of prior years, the discussion is presented in three parts. The first part sets forth the compensation philosophy and objectives of the Compensation Committee (the “Committee”), identifies the different elements of compensation, describes the structure of the 2024 compensation program, and explains the various matters taken into consideration by the Committee when adopting compensation policies or making compensation decisions. The second part reports the compensation earned by our NEOs based on the Company's 2024 performance. The final part sets out the 2024 compensation actually earned by, awarded to, or available to the NEOs in the tables prescribed by SEC regulations. The tables and related disclosures responding to the SEC's recently mandated "Pay versus Performance" disclosure rule are set forth later in this proxy statement.

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PART I - Overview
Compensation Philosophy and Objectives
The Committee strongly believes in pay for performance.
The principal objectives of the Company's executive compensation program are to:
■Enable the Company to attract and retain talented, well-qualified, experienced, and highly motivated executives whose performance will substantially enhance the Company’s performance;
■Reinforce the Company’s strategic objectives and core values;
■Align executive pay results with the Company’s performance results both in terms of short-term financial performance and long-term shareholder value creation, while not encouraging excessive risk taking; and
■Reflect sound governance principles and best practices.
To further these objectives, the Company:
■Targets total direct compensation opportunities near the market median, with other relevant factors also being considered when making pay determinations (e.g., experience, growth potential, internal equity, succession planning, etc.);
■Provides a higher portion of target total compensation in the form of variable incentives than fixed base salary, such that actual compensation earned by our executives increases or decreases based on Company performance and shareholder value;
■Utilizes both short-term and long-term incentives to appropriately balance the achievement of annual operating plans, multi-year financial objectives, and long-term shareholder value creation;
■Evaluates performance measures, weights, and goals annually to ensure alignment with the Company’s business strategy and performance expectations, which evolve as the operating environment and business mix change; and
■Denominates and settles long-term incentive awards in Company stock and requires executives to achieve and maintain a minimum level of stock ownership and prohibit the selling of shares (net of taxes) until the minimum ownership level is attained.
ELEMENTS OF COMPENSATION
The Company's executive compensation program incorporates several components of compensation. Not every component need be granted, or made available, to all executives. Flexibility in the use of each discrete component provides the Committee the ability to adjust to changes in market conditions and for performance. This flexibility is evidenced in the Committee's practice of adjusting the allocation between long- and short-term

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compensation, and in its varying use of cash and non-cash elements. In 2024, the principal components of the executive compensation program are summarized and described in more detail below.
KEY ELEMENTS OF COMPENSATION
■Annual Base Salary — Core cash portion of compensation.
■Annual Incentive Plan — Annual cash incentive bonuses.
■Performance Awards — Cash and share-based awards to reward performance for senior executives.
■Performance Phantom Awards — Retention and performance awards for top managers other than the senior executives.
■Restricted Stock Units — Special grants made from time-to-time to senior executives.
Base Salary
Annual base salary constitutes the core cash portion of the compensation for every member of management, including the Company's NEOs. In determining the appropriate amount to be established as base salary, the Committee considers benchmarking data, the executive's past performance, his or her individual importance to the Company, and internal equity.
Annual Incentive Plan
The Company provides certain managers with an opportunity to earn an annual cash incentive bonus. These bonus opportunities are established pursuant to the Company's 2023 Incentive Plan. Although the amount of the bonus actually paid to a manager is determined by the Committee in its sole discretion, it is generally based upon Company, business unit, and/or individual performance against established targets for the year of grant. Target bonus opportunities are established as a percentage of base salary. The Committee generally excludes the senior management team (consisting of the CEO and approximately three to five top executives working most closely to him) from the annual cash incentive bonus and did so again in 2024. Instead, the senior management team is granted Performance Awards, as described below. Participation in the annual cash incentive bonus program is limited to approximately 350-400 managers worldwide.
Under the Annual Incentive Plan, a bonus at the targeted level is paid only if the Committee determines that the performance levels that it considers appropriate for the particular year have been achieved. Lesser cash incentives may be paid if such performance levels are not achieved, and larger incentives will be paid if performance exceeds such levels. Threshold performance levels are also established and performance below the threshold levels would generally result in no bonus being earned. Maximum performance levels are also established. The threshold, target and maximum performance levels are established by reference to the annual operating plan approved by the Board of Directors.

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Performance Awards
Performance Awards are granted pursuant to the Company's 2017 and 2023 Incentive Plans to the senior executive team only. They are designed to reward performance. In granting Performance Awards, the Committee considers:
1.the alignment between the performance goals and the Company's business objectives,
2.advice from its executive compensation consultant regarding the total value of the awards as a percentage of total direct compensation, as well as the ideal frequency of various award outcomes, and
3.the amounts of Performance Awards actually earned in prior years.
The performance period for the short-term performance incentive awards granted in 2024 was the 2024 fiscal year. This annual performance period award (the “APP Performance Award”) entitled the recipient to receive between 0% and 200% of the target award, denominated as a dollar amount, based on the extent to which certain performance goals were attained during 2024. Once determined, earned awards were paid out in full in cash in March 2025.
The performance period for the long-term performance incentive awards granted in 2024 runs from January 1, 2024 through December 31, 2026. Beginning in 2021, recipients are granted two multi-year performance period awards. The first of these long-term incentives, referred to as the “MPP Performance Award”, entitles the recipient to receive between 0% and 200% of the target award, denominated in shares, based upon the extent to which certain cumulative performance goals were attained at the end of the three-year performance period. Once determined, the awards will be paid out in full in stock in early 2027. For the second of the long-term incentives, the grants are share-settled restricted stock units under the Company’s 2017 and 2023 Incentive Plans. Under this award, each recipient is awarded a fixed number of number of shares which vests ratably over the three-year performance period and is paid in Class A common stock upon vesting.
When establishing performance goals for all performance-based incentive compensation, the Committee intends that there be a rather high probability that threshold levels will be met, and a rather low probability that maximum levels will be met. The performance measurement metrics and goals for the 2024 performance-based incentive compensation program were drawn from the annual operating plan approved by the Board of Directors for 2024.
Performance Phantom Stock
Performance Phantom Stock is granted pursuant to the Company's Performance Phantom Stock Plan (the “Performance Phantom Stock Plan”). These grants function as a retention incentive, but with a performance component. The size of any grant is determined primarily on the basis of salary and grade level, internal equity, consideration of the employee's value to the Company, and the retentive effect of previously awarded incentives that remain outstanding. The number of units ultimately earned depends on Company performance measured against Company-wide goals established at the beginning of the one-year performance period.
Restricted Stock Units
Restricted Stock Units (“RSUs”) can also be granted pursuant to the Company's Restricted Stock Unit Plan (“RSU Plan”), to function primarily as retention incentives. These RSUs are separate and distinct from the RSUs awarded under the Company's 2017 and 2023 Incentive Plans, and have been used only rarely since 2010. From time to time, however, both before and after 2011, the RSU Plan has been utilized to make special

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grants to members of the senior management team as part of special executive retention incentives. In those times, grants have been made to individual members of the senior management team, under unique situations, and not to the group as a whole.
Other Plans and Programs
In addition to the foregoing, the Company maintains a tax-qualified 401(k) defined contribution plan (the "401(k) Plan") in which all U.S. employees are generally eligible to participate. Under the 401(k) Plan, a participant is entitled to contribute up to 100% of his or her income (subject to IRS-imposed limitations). The Company will match contributions made by the employee under the 401(k) Plan, up to a maximum of 5% of the employee's pre-tax income. The Company also maintains a profit-sharing plan for all eligible U.S. employees. Under the profit-sharing plan, the Company makes an additional, discretionary profit-sharing contribution to the accounts of participants in the 401(k) Plan. The amount of the Company's contribution is generally determined using a formula similar to one used to determine the Company CEO's performance under his annual APP Performance Award. The actual amount is determined by the Committee in its sole discretion, and typically amounts to between 1% and 3% of each participant's annual salary. Beginning in 2024, the Committee set a minimum of 2% and maximum of 5% for the Company's profit-sharing contribution. The contributions are made in cash and allocated to investments chosen by plan participants.
The Company no longer maintains the tax-qualified defined benefit plan (i.e., a pension plan) for U.S. employees. That plan was terminated effective September 30, 2021, and subsequently wound down. All remaining pension benefits were either paid out as lump sums or transferred to group annuity contracts. None of the Company's current NEOs were participants in that plan.
Employees located outside of the United States may enjoy benefits under local government-mandated retirement or pension plans, as well as supplementary pension or retirement plans sponsored by local Company affiliates. Mr. Halftermeyer, who retired from the Company at the end of 2024, was the only NEO employed outside of the United States who received such benefits. As a French citizen who served as an employee of a Swiss subsidiary of the Company while on an international assignment, he accrued benefits under both a private pension plan maintained by the Swiss subsidiary as required by Swiss law, and as an expatriate under a French government-sponsored pension program. While he was employed, the Company paid both the employer and employee contributions for these programs in order to maintain Mr. Halftermeyer's participation during his expatriation. The amounts paid by the Company toward both pension plans during 2024 are reported in the “Summary Compensation Table” on page 52, and the present value of the benefits accumulated under the Swiss private pension plan are reported in the “Pension Benefits” table on page 61.
SHAREHOLDER “SAY ON PAY”
For 2024, the Committee once again implemented the same compensation program structure it has used since 2010. Although the results of the 2024 “say on pay” vote were not available when the Committee was adopting the 2024 compensation program in February 2024, voting results from prior years had a significant impact on that decision. When the vote was eventually held in 2024, the votes for approval represented 93.88% of the votes cast.

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ROLES IN STRUCTURING COMPENSATION
The Role of Compensation Committee
The Committee is responsible for reviewing and approving compensation for all of the Company's executive officers. The Committee considers, adopts, reviews, and revises the various compensation plans, programs and guidelines, and reviews and determines all components of each executive officer’s compensation. The Committee also reports to, and receives feedback from, the full Board of Directors each quarter. With respect to CEO compensation, the determination of the Committee reflects advice and input from the full Board of Directors and takes into account the full Board’s assessment of CEO performance.
The Role of Consultants and Advisors
The Committee’s Charter charges the Committee with the responsibility to obtain advice and assistance from outside legal or other advisers or consultants as the Committee may from time to time deem appropriate, and to determine the compensation and other terms of service of such advisers and consultants. The Committee has exclusive power to select, retain, and terminate the services of any such advisers or consultants to assist in evaluating the compensation of the CEO or senior executives, and sole power to determine the compensation and other terms of service of such consultants. The Committee's Charter provides that the Company shall provide for the payment of fees and compensation to any advisers or consultants so employed by the Committee.
The Role of the Compensation Consultant
The Committee retains Pearl Meyer & Partners (“Pearl Meyer”) as an executive compensation consultant to provide benchmarking and comparative compensation analysis. Pearl Meyer's findings and recommendations form part of the basis used in the ongoing review and design of the Company's compensation programs. Their analysis is now performed bi-annually in the case of the Company's CEO, CFO and business unit Presidents, and periodically with respect to other members of the senior management team. Analyses completed by Pearl Meyer in early 2024 were considered by the Committee when establishing 2024 total direct compensation targets and base salary increases.
The Role of Executive Officers
The Committee's Charter provides that input from management is expected, and in some instances required, in connection with the Committee's exercise of its responsibilities. Company management does make recommendations to the Committee from time to time regarding the elimination or modification of existing benefit plans, or the adoption of new plans. In addition, although the Committee has traditionally been responsible for reviewing and approving salary ranges for senior management, such ranges and changes are typically proposed to the Committee by the Company’s CEO after consultation with personnel from the Company’s Human Resources function and the Committee's executive compensation consultant.
OTHER COMPENSATION POLICIES AND CONSIDERATIONS
Timing of Awards and Grants
Base salary increases are determined by the Committee at its first meeting after completion of the fiscal year when all relevant data is available. This meeting typically occurs in February, with increases becoming effective in April. The Committee also typically approves Performance Award grants, annual cash incentive

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bonuses, the amount of the Company's profit-sharing contribution, and Performance Phantom Stock grants at this meeting.
The Effect of Prior or Accumulated Compensation
When considering each element of compensation, the Committee reviews historic compensation summaries for each executive officer and other members of the senior management team. These summaries show all material elements of annual and long-term compensation actually earned by each executive in the immediate prior year and, depending on the executive's length of service, several years prior thereto. They also show the outstanding balances of RSU or Phantom Stock grants and any equity-based awards, and the unrealized gains on those balances. The Committee considers this information before approving new Performance Awards, base salary increases, or final annual cash incentive bonuses for the prior year. These summaries are used to determine how effectively past compensation practices satisfy the Committee's objectives.
Although these summaries provide insight into an executive's accumulated compensation, it is the Committee's view that neither the historical data nor any perceived wealth accumulation justifies a change in either the Committee's current compensation philosophy or the elements of compensation employed. It is the Committee's belief that an executive's accumulated compensation is the result of his or her achievement of a series of objectives over time. Furthermore, it is the Company's view that the effect of such accumulated compensation is not sufficient to call into question the Committee's objective of compensating individuals based on their individual importance to the Company in achieving strategic objectives. The Committee views “realizable” future compensation as having been earned by the employee based on past employment and performance. As a result, such “realizable” future compensation has generally had little, if any, bearing on the amount or timing of new compensation approved or awarded. The Committee does not believe that the compensation paid to its executives, including the NEOs, or any individual element of that compensation, is lavish or extraordinary.
Independence of Compensation Consultant and Identity of Benchmarking Group
For its 2024 benchmarking and comparative compensation analysis, the Committee again retained the services of Pearl Meyer. The Committee has used the services of Pearl Meyer since 2010. The Company paid Pearl Meyer $49,360 for services during 2024, including such benchmarking and comparative compensation analysis. The Committee routinely assesses the independence of Pearl Meyer using criteria established by the New York Stock Exchange and has consistently determined them to be independent.
For 2024, Pearl Meyer benchmarked individual compensation against a peer group of companies approved by the Committee in May 2023. The peer group consisted of 19 publicly-traded U.S. companies (identified below) in the same or related industries with comparable revenues, employees, and international operations. The benchmarking data used was derived from proxy statements filed by these companies prior to 2023, which explains why the list may, from time to time, contain companies that are no longer publicly traded.

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The peer group of comparable publicly traded U.S. companies consisted of the following:

Teledyne Technologies Incorporated	ESCO Technologies Inc.	Curtiss-Wright Corporation
Woodward, Inc.	TriMas Corporation	Hexcel Corporation
Franklin Electric Co., Inc.	Kaman Corporation	Nordson Corporation
EnPro Industries, Inc.	HEICO Corporation	BWX Technologies, Inc.
Barnes Group, Inc.	Kadant, Inc.	Triumph Group, Inc.
SPX Corporation	SPX Flow, Inc.	Graco, Inc.
Mercury Systems, Inc.
Representatives from Pearl Meyer communicate directly with members of management as needed, including the Company's CEO and personnel from the Human Resources function, with the acknowledgement and encouragement of the Committee. However, the consultant is retained by, instructed by, serves for, and reports to the Committee, and its main point of contact remains the Chair of the Committee. Notwithstanding the use of a compensation consultant, the Committee is ultimately responsible for all compensation matters.
The Impact of Accounting or Tax Considerations
When confronted with a choice between two comparable forms of compensation, the Committee has in the past favored the form with the lower tax cost (to the employee and/or the Company), more favorable accounting treatment, or more favorable impact on the Company's borrowing cost pursuant to its primary revolving credit facility.
Equity Ownership Requirements or Guidelines
The Company's Board of Directors has adopted stock ownership guidelines for the Company's CEO and all other NEOs. Those guidelines provide that the CEO is expected to own and hold shares of the Company's Common Stock equal in value to five times current base salary. The other NEOs are expected to own and hold shares equal in value to two times their base salary. There is no deadline by which these targets should be attained, but at any time that the value of one's holdings is less than his or her target, he or she will be expected to retain, in addition to all shares already owned, (1) all shares acquired upon the exercise of any stock options, and (2) all shares received upon a distribution of shares pursuant to the terms of any Performance Award (in each case, net of shares used, if any, to satisfy the exercise price, taxes, or commissions). Messrs. Kleveland, Starr, Stein, Stone, and Gaug had not reached the applicable guideline by the end of 2024. The Committee does not believe that adoption of share ownership guidelines for other officers is warranted at this time.
Compensation Clawback Policy
The “clawback” provisions under the annual and long-term incentive awards granted to the Company's NEOs provide that the awards are subject to any written clawback policies adopted by the Company and that repayment of the awards and amounts paid or realized with respect to the awards may be required under certain circumstances. Pursuant to the Company's Incentive Compensation Recovery Policy adopted as of August 24, 2023 (the "Clawback Policy"), the Company's Board of Directors is authorized to recoup certain incentive compensation granted, paid, delivered, awarded or otherwise received by an executive officer in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company's noncompliance with financial reporting regulations, a financial metric underlying the grant of an award was calculated incorrectly, and as a result of wrongful conduct by the executive. The Board of Directors

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is authorized to construe the Clawback Policy and make all determinations necessary, appropriate, or advisable for the administration of the Policy.
Anti-hedging Policy
No officer, director or employee of the Company is permitted to purchase or use, directly, or indirectly, through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to offset or hedge any decrease in market value of Company securities.
Risk Assessment of Compensation Plans and Programs
During 2024, the Committee, after reviewing its compensation plans and programs, particularly those components which are employed as part of the incentive compensation plans for the NEOs and other executives, re-affirmed its prior determinations that such plans and programs are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee compiled an inventory of all executive compensation plans and programs globally and evaluated those plans and programs as potential contributors to Company risks. The conclusion is based on the finding that the Company's executive compensation structure consists of a balanced mix of components that utilize both equity and cash elements, impose caps on incentives, apply multiple performance measures, establish staggered performance and payout periods, and rely upon the Committee's use of discretion in approving final awards. The Committee also noted the Company's policies related to severance, perquisites, and change-in-control provisions, as well as its adoption of clawback/recoupment mechanisms. During its discussion, the Committee recognized its own oversight responsibilities and noted that it requires all senior management incentive compensation calculations to be reviewed by its external auditor. It then determined that its practices, coupled with the structure of the executive compensation plans and programs, appropriately mitigate any risks associated with compensation programs.
Employment Contracts — Named Executive Officers
On August 21, 2023, the Company entered into an Employment Agreement with Mr. Kleveland in connection with his appointment as its President and Chief Executive Officer. The Agreement provides that employment may be terminated by either party at any time. It provides for an annual base salary of $900,000, an Annual Performance Period ("APP") Award, a Multi-year Performance Period ("MPP") Award, a share-settled restricted stock unit ("RSU") award, a one-time sign-on award in the form of share-settled RSUs, and eligibility to participate in subsequent year APP and MPP programs. The Agreement entitles Mr. Kleveland to three weeks of vacation with pay in 2023 and four weeks per calendar year thereafter, or such greater amount as the Company’s vacation policy applicable to executive officers provides, and entitles him to participate in the Company’s employee benefit plans, policies, and arrangements applicable to executive officers generally (including, for example, 401(k), health care, vision, life insurance, and disability); in each case, as the same may exist from time to time, as well as such perquisites as may from time to time be made generally available to senior executives of the Company. The Agreement includes a severance provision that is more fully described below. As of December 31, 2024, the Company had not entered into employment contracts with any other NEO.

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STRUCTURING THE 2024 COMPENSATION PROGRAM — PAY FOR PERFORMANCE
The first step to determining 2024 compensation for NEOs was to establish a total direct compensation target for each executive. The Committee considers benchmarking data as well as the executive's past performance and his or her individual importance to the Company when establishing such targets. The Committee considers the total direct compensation target and base salary paid to similarly-situated executives at companies included in its benchmarking group (see page 42). It also notes the mean and median compensation paid to executives in the benchmarking group and compares those amounts to the amounts awarded to the Company's own executives in prior years.
Once total direct compensation targets are established, the Committee selects the compensation elements to be used, and allocates the targeted compensation among the selected components. In making these determinations, the Committee reviews the mix of the compensation paid to executives in the benchmarking group, focusing on long-term and short-term compensation, fixed and variable components, and the ratio of earned compensation paid as equity or cash. The Committee determined that the 2024 total direct compensation target opportunities for NEOs would be paid as base salary, and through short-term and long-term incentive compensation awards. The Committee then allocated how much of the total direct compensation target would be allocated to each component based on benchmarking data, internal equity and other considerations.
After the total direct compensation target was allocated among these components, the Committee established the performance measurement metrics and goals against which each NEO's performance would be judged to determine how much of the incentive compensation, if any, would be earned by that NEO at the end of 2024. Lastly, the Committee determined the form in which each component should be paid, if earned. Base salary and the short–term incentive award were both established as cash compensation, while long-term performance incentive awards were determined to be payable in equity.
Material Compensation Developments After Year-End
The Committee approved several changes to the Company's compensation program in February 2025. The principle components of the compensation program are:
Short-Term Incentive Plan (formerly referred to as the "APP Performance Award"). This is a cash-based incentive plan tied to 1-year performance where recipients can earn between 0% and 200% of their target award opportunity based on the extent to which certain performance goals are attained during the year. Once performance is certified, payouts occur by March 15th of the following year.
Long-Term Incentive Plan ("LTIP") (formerly referred to as the "MPP Performance Award"). This is a stock-based incentive plan that will consist of two award types - Restricted Stock Units ("RSUs") and Performance Stock Units ("PSUs"). The RSUs will vest ratably over three years from the grant date and the PSUs will be earned at the end of a three-year performance period based on actual results against pre-set goals. The payout opportunity range on the PSUs is between 0% and 200% of target based on results. The metrics to measure performance under the performance stock component of the LTIP were modified from 100% adjusted EBITDA to one-thirds for adjusted EBITDA, return on invested capital (ROIC), and relative total shareholder return (rTSR) to better align the compensation program with the Company's strategic objectives going forward.
The Committee anticipates discontinuing the cash-based Performance Phantom Stock Plan with a one-year performance period and moving participants into the equity-based LTIP with a three-year performance period.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	45

2024 NEO COMPENSATION OPPORTUNITIES
Following the structure described above, the Committee established a total direct compensation target for each of the Company's NEOs for 2024 as follows:

NEO	2024 Total Direct Compensation Target	2023 Total Direct Compensation Target	% Change

Gunnar Kleveland	$3,708,000	$4,500,000	(17.60)%
Robert Starr	$1,878,720	$2,553,600	(26.43)%
Merle Stein	$1,235,550	$385,798	220.26%
Chris Stone	$3,250,000	N/A	N/A
Joseph Gaug	$1,241,554	$1,150,389	7.92%
Daniel Halftermeyer	$1,696,200	$1,696,662	(0.03)%
Greg Harwell	$1,649,940	$1,617,588	2.00%
The Committee then determined the amount of the total direct compensation target that should be paid as base salary.

NEO	2024 Base Salary	% of Total Direct Target	2024 to 2023 % Change

Gunnar Kleveland	$927,000	25.00%	3.0%
Robert Starr	$587,100	31.25%	3.0%
Merle Stein	$400,000	32.37%	N/A
Chris Stone	$500,000	15.38%	N/A
Joseph Gaug	$451,474	36.36%	4.00%
Daniel Halftermeyer	$514,000	30.30%	(0.03)%
Greg Harwell	$523,790	31.75%	2.00%

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	46

Lastly, the Committee determined the proper allocation between stock and cash for the performance awards and RSU grants. For 2024, the MPP Performance Award allocation was 100% stock, and a distinct target share opportunity was identified. Similarly, since the RSUs are settled in shares, a distinct share amount was also established. Moreover, since the MPP Performance Award and the RSU grant were each intended to represent fifty percent (50%) of each senior executive’s long-term incentive, the share grant amounts were equal. The grant date share price was used to determine the actual number of shares granted in the RSU award and the actual number of shares for the MPP Performance Award stock target. For the APP Performance Award, the allocation was 100% cash, and a target dollar amount was identified in the award agreement. The following table sets forth the target opportunities established for each of the NEOs for the MPP Performance Award and the APP Performance Award, and the number of shares granted in the RSU Award.

NEO	APP Opportunity Cash	MPP Opportunity Shares	RSU Shares granted

Gunnar Kleveland	$927,000	10,131	10,131
Robert Starr	$410,970	4,812	4,812
Merle Stein	$240,000	2,336	2,336
Chris Stone	$350,000	3,452	24,166
Joseph Gaug	$293,458	2,714	2,714
Daniel Halftermeyer	$359,800	4,494	4,494
Greg Harwell	$392,843	4,007	4,007

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	47

PART II - 2024 EXECUTIVE COMPENSATION EARNED
Performance Award Metrics and Goals
The 2024 APP Performance Awards granted to NEOs contained performance measurement metrics and goals appropriate to that executive. In some cases, where appropriate, executives may share a metric and its related goal. The following tables set forth the metrics chosen for each NEO’s APP Performance Award, and the percentage that each metric counted toward the NEO’s overall performance. (The definitions of the listed metrics are contained in Exhibit A to this Proxy Statement.)

Kleveland, Starr & Gaug
PERFORMANCE METRICS	Weight

1. 2024 AIN Adjusted EBITDA	60%
2. 2024 AIN Adjusted Free Cash Flow	20%
3. AIN TRIR	10%
4. AIN Compliance/Control Failures	5%
5. AIN Compliance/Controls Testing	5%

Stein & Halftermeyer
PERFORMANCE METRICS	Weight

1. 2024 MC Adjusted EBITDA	60%
2. 2024 MC Adjusted Free Cash Flow	20%
3. AIN TRIR	10%
4. MC Compliance/Control Failures	5%
5. MC Compliance/Controls Testing	5%

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	48

Stone & Harwell
PERFORMANCE METRICS	Weight

1. 2024 AEC Adjusted EBITDA	60%
2. 2024 AEC Adjusted Free Cash Flow	20%
3. AIN TRIR	10%
4. AEC Compliance/Control Failures	5%
5. AEC Compliance/Controls Testing	5%
The threshold, target and maximum goals for these metrics were as follows:

PERFORMANCE METRIC	Performance Metric Percentage Goals

	Threshold	Target	Maximum

2024 AIN Adjusted EBITDA =	$215.8M	$269.7M	$323.6M
2024 AIN Adjusted Free Cash Flow	$70.0M	$110.1M	$140.0M
AIN TRIR =	1.4	0.90	0.70
2024 MC Adjusted EBITDA =	$188.2M	$235.2M	$282.2M
2024 MC Adjusted Free Cash Flow	$120.0M	$149.1M	$175.0M
2024 AEC Adjusted EBITDA =	$81.6M	$102.0M	$122.4M
2024 AEC Adjusted Free Cash Flow	$5.0M	$30.0M	$40.0M
AIN Compliance/Control Failures	To Be Calculated as Described in Exhibit A
AIN Compliance/Controls Testing	To Be Calculated as Described in Exhibit A
MC Compliance/Control Failures	To Be Calculated as Described in Exhibit A
MC Compliance/Controls Testing	To Be Calculated as Described in Exhibit A
AEC Compliance/Control Failures	To Be Calculated as Described in Exhibit A
AEC Compliance/Control Testing	To Be Calculated as Described in Exhibit A

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The following table sets forth the metrics chosen for each NEO’s 2024 MPP Performance Award, and the percentage that each metric counted toward overall performance. In each case, these metrics are aggregated to reflect the three-year performance period, and the goals established as the cumulative projected results for each metric in 2024, 2025, and 2026. The Committee has determined that disclosing actual goals would result in competitive harm to the Company.

Kleveland, Starr & Gaug
PERFORMANCE METRIC	Weight

Aggregate AIN Adjusted EBITDA	100%

Stein & Halftermeyer
PERFORMANCE METRIC	Weight

1. Aggregate AIN Adjusted EBITDA	40%
2. Aggregate MC Adjusted EBITDA	60%

Stone & Harwell
PERFORMANCE METRIC	Weight

1. Aggregate AIN Adjusted EBITDA	40%
2. Aggregate AEC Adjusted EBITDA	60%
According to the applicable incentive plan and award agreements, the foregoing goals (including the threshold and maximum goals) are subject to subsequent adjustment in the event of unanticipated business developments during the applicable performance periods, such as acquisition or divestiture of business operations.
The Committee purposefully chose to utilize Adjusted EBITDA metrics in both the short-term and long-term performance incentive grants. It was the Committee’s determination that creating an incentive for the senior executive team based on adjusted EBITDA was consistent with the Company’s goals and strategies, and that a three-year performance period created sufficient balance against a one-year performance period.
ACHIEVEMENT OF GOALS AND AWARDS EARNED
The Committee is responsible for reviewing performance against goals and establishing final incentive compensation payouts at the end of each performance period. It is at that point when the total direct compensation actually earned by the NEO can be determined. In early 2025, and based on the Company’s 2024 financial statements, and other corporate records, the Committee determined one-year performance versus threshold, target and maximum goals for each performance metric. The Committee determined:

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	50

■2024 AIN Adjusted EBITDA was $232.0 million, representing an achievement of 65.0% of goal;
■The total recordable incident rate at the company-wide level was 0.98, resulting in an achievement of 92.0% of goal;
■2024 MC Adjusted EBITDA was $239.3 million, representing an achievement of 108.6% of goal; and
■2024 AEC Adjusted EBITDA was $60.9 million, representing an achievement of 0.0% of goal.
Regarding the Compliance metrics identified above, the Committee exercised its discretion and determined that AIN achieved a performance metric percentage attainment of 200%, the MC business segment achieved a performance metric percentage attainment of 200%, and the AEC business segment achieved a performance metric percentage attainment of 200%. And, regarding the identification and remediation of any Medium or High findings within the Company’s internal audit reports, the Committee found that there were no Medium or High findings overdue at the end of the year, and that there were no High findings, at all, during the year (see, Exhibit A).
Based upon the level of achievement of the foregoing performance measurement metrics, the Committee determined each NEO’s overall performance percentage achieved, and calculated the amount of APP Performance Award targets actually earned, as follows:

Overall Performance Achievement	Kleveland 108.2%	Starr 108.2%	Halftermeyer 134.4%	Stein 134.4%	Stone 64.7%	Gaug 108.2%

Cash Earned	$1,003,014	$444,670	$467,020	$322,560	$350,000	$317,522
The Committee exercised its discretion and determined that Mr. Stone would receive a performance metric attainment of 100%.
Mr. Harwell's 2024 APP Performance Award was paid at target upon his separation from the Company during 2024.
Additionally, in accordance with the terms of the award agreements, a portion of the RSUs granted to each of the NEOs as part of their 2024 long-term incentives vested and became payable in March 2025. One-third of each NEO’s target vested and was paid in shares. The number of shares paid to each NEO is set forth in the following table:

	Kleveland	Starr	Halftermeyer	Stein	Stone	Gaug

Shares Earned	3,377	1,604	1,498	778	1,150	904
These shares were in addition to any shares that vested under RSU grants made in prior years.
Fifty percent of the outstanding RSUs granted to Mr. Harwell as part of his 2022, 2023 and 2024 long term incentive awards became payable upon his separation from the Company during 2024.
The performance period for MPP Performance Awards granted in 2024 runs through December 31, 2026. The Company considers compensation earned under an MPP Performance Award to have been earned over the

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	51

entirety of the performance period. However, 2024 was also the final year of the three-year performance period for MPP Performance Awards granted in 2022.
The performance measurement metrics for each of the NEOs in the 2022 MPP Performance Awards and the percentage that each metric counted toward overall performance were as follows: The threshold, target and maximum goals for the metrics are presented in the subsequent table.

PERFORMANCE METRIC	Performance Metric Percentage Goals

	Threshold	Target	Maximum

Aggregate AIN Adjusted EBITDA =	$552.2M	$712.5M	$872.8M
Aggregate MC Adjusted Reported EBITDA =	$494.6M	$618.2M	$741.8M
Aggregate AEC Adjusted Reported EBITDA =	$186.1M	$265.9M	$345.7M
In early 2025, based on the Company’s financial statements for 2022 through 2024 (which include each year in the performance period), the Committee determined performance versus threshold, target and maximum goals for the foregoing performance metric. The Committee determined that:
■Aggregate AIN Adjusted EBITDA over the three-year period was $747 million, representing an achievement of 121.4% of target;
■Aggregate MC Adjusted Reported EBITDA was $688 million, representing an achievement of 142.2% of target; and
■Aggregate AEC Adjusted Reported EBITDA was $232 million, representing an achievement of 95.8% of target.
Based on the level of achievement of that performance measurement metrics, the Committee determined the overall performance percentage achieved by each NEO and calculated the amount of their MPP Performance Award targets actually earned, as follows:

	Halftermeyer	Gaug

Overall Performance Achievement	142.2%	121.4%
Shares Earned	6,102	1,923
Messrs. Kleveland, Starr, Stein and Stone were not granted 2022 MPP Performance Awards.

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PART III
Required Compensation Tables
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of the NEOs for 2022, 2023 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Nonequity Incentive Plan Compensation ($)[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total

Gunnar Kleveland, President and CEO	2024	920,250	—	1,854,000	—	1,009,914[7]	—	137,658	3,921,822
	2023	300,000	—	3,300,000	—	507,480	—	139,669	4,247,149
Robert Starr, Chief Financial Officer	2024	582,825	—	880,650	—	451,570[8]	—	97,511	2,012,556
	2023	412,885	—	1,454,898	—	507,214	—	80,939	2,455,936
Merle Stein, President, Machine Clothing	2024	342,668	—	595,550	—	329,413[9]	—	120,280	1,387,911
Chris Stone, President, Albany Engineered Composites	2024	182,692	—	2,400,000	—	353,538[10]	—	6,110	2,942,341
Joseph Gaug, VP - General Counsel & Secretary	2024	447,133	—	496,622	—	324,422[11]	—	20,201	1,288,378
	2023	428,942	—	434,109	—	480,207	—	21,523	1,364,781
	2022	408,516	—	330,750	—	439,368	—	19,209	1,197,843
1 The figure provided represents the Annual Incentive Plan bonus earned, or any additional discretionary bonus awarded, during that year, if any, for performance during that year, but which was actually paid in the subsequent year.
2 The figure provided for each year represents the grant date fair value, in dollars, of (a) the target share amounts contained in any Performance Awards granted during that year under the 2017 or 2023 Incentive Plans, (b) all Restricted Stock Units granted in that year under the Company’s Restricted Stock Unit Plan, and (c) all Performance Phantom Stock granted in that year under the Company’s Performance Phantom Stock Plan. In all cases, the total presented is the aggregate grant date fair value computed in accordance with FASB ASC Item 718.
3 No options have been granted since 2002.
4 Includes (a) profit-sharing under the Company's U.S. profit-sharing plan and (b) the actual cash award received relative to the NEO's APP Performance Award granted under the 2017 or 2023 Incentive Plans, in each case earned during the year reported and paid during the subsequent year.
5 The figure provided for each year, if any, represents the aggregate change in the actuarial present value of each NEO’s (except Mr. Halftermeyer’s) accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the prior year. The change is calculated between the pension plan measurement dates used by the Company for financial statement reporting purposes in each year. The figure also reflects any changes in actuarial assumptions. Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a discussion of these assumptions. The figure provided for Mr. Halftermeyer represents the change in present value of the private pension purchased for Mr. Halftermeyer through a Swiss insurance company in accordance with Swiss law (see footnote 4 to the “Pension Benefits” table on pp. 61). There were no above-market or preferential earnings during 2022, 2023 or 2024 for any of the NEOs under any deferred compensation plans.
6 The 2024 amounts in this column consist of the following items shown in the table that follows under All Other Compensation on pp. 54.
7 Includes (a) profit-sharing of $6,900 and (b) an APP Performance Award of $1,003,014.
8 Includes (a) profit-sharing of $6,900 and (b) an APP Performance Award of $444,670.
9 Includes (a) profit-sharing of $6,853 and (b) an APP Performance Award of $322,560.
10 Includes (a) profit-sharing of $3,538 and (b) an APP Performance Award of $350,000.
11 Includes (a) profit-sharing of $6,900 and (b) an APP Performance Award of $317,522.

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The below table sets forth information concerning the compensation of two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the Company at the end of 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total

Daniel Halftermeyer, Former President, Machine Clothing[12]	2024	740,319	—	822,400	—	467,020[13]	(21,100)	231,485	2,240,124
	2023	787,588	—	2,322,624	—	597,071	50,064	226,732	3,984,079
	2022	672,071	—	738,000	—	549,318	11,310	200,240	2,170,939
Greg Harwell, Former President, Albany Engineered Composites	2024	320,319	—	733,307	—	392,843[14]	—	220,318	1,666,787
	2023	507,640	—	2,218,928	—	533,008	—	22,988	3,282,564
	2022	490,000	—	637,000	—	546,159	—	19,397	1,692,556
12 Amounts reported for Mr. Halftermeyer in 2024 under the columns for Salary and All Other Compensation represent either the amount paid in euros, translated into U.S. dollars at the rate of 1.03872 dollars per euro, or the amount paid in Swiss franc, translated into U.S. dollars at the rate of 1.10498 dollars per Swiss franc, which are the rates used by the Company in its 2024 Consolidated Statements of Income and Retained Earnings.
13 The actual cash award received relative to the NEO's APP Performance Award granted under the 2023 Incentive Plan.
14 The actual cash award received relative to the NEO's APP Performance Award granted under the 2023 Incentive Plan, paid during 2024 upon the NEO's separation from the Company.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	54

ALL OTHER COMPENSATION

Name	Company Contributions to 401(k) Plan[1]	Life Insurance Premiums[2]	Severance Pay	Relocation Benefit[3]	Private Swiss Health Insurance [4]	French Social Programs[5]	International Assignment Expenses[6]	Tuition Expenses[7]	Company Car[8]	Taxable Awards	Total

G. Kleveland	$17,250	$7,482	$—	$112,860	$—	$—	$—	$—	$—	$66	$137,658
R. Starr	$17,250	$4,162	$—	$76,032	$—	$—	$—	$—	$—	$66	$97,511
M. Stein	$15,467	$1,129	$—	$—	$2,012	$—	$48,839	$35,299	$17,534	$—	$120,280
D. Halftermeyer	$—	$—	$—	$—	$13,052	$120,490	$97,068	$—	$875	$—	$231,485
C. Stone	$5,288	$756	$—	$—	$—	$—	$—	$—	$—	$65	$6,110
G. Harwell	$14,180	$4,680	$201,458	$—	$—	$—	$—	$—	$—	$—	$220,318
J. Gaug	$13,435	$6,688	$—	$—	$—	$—	$—	$—	$—	$78	$20,201
1 Amounts represent the total Company contributions to the NEO's account under the Company's ProsperityPlus 401(k) defined contribution plan.
2 Reflects premiums paid by the Company with respect to life or other insurance for the benefit of the NEO or beneficiaries designated by the NEO.
3 Reflects expenses associated with executive relocation.
4 Includes premiums paid by the Company with respect to maintenance of private Swiss health insurance coverage.
5 Includes contributions to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $37,677 was the NEO's employee contribution paid by the Company).
6 Expenses related to the NEO's international assignment, consisting of housing and tax adjustments. The figure provided for Mr. Stein is comprised of housing. The figure provided for Mr. Halftermeyer is comprised of housing ($68,059) and tax adjustments ($29,009).
7 Expenses related to tuition paid for the benefit of the NEO's children.
8 Perquisites valued on the basis of the taxable benefit for the private use of a Company car.

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CEO PAY RATIO
We are required to disclose:
■The median annual total compensation of all of our employees, excluding our CEO;
■The annual total compensation of our CEO; and
■The ratio between those two amounts.
Mr. Kleveland's total compensation for 2024 as reported in the Summary Compensation Table above was $3,921,822. Using the same methodology, the annual total compensation of our median employee in 2024 (excluding Mr. Kleveland) was $53,241.
The ratio of the two amounts is 74:1.
To perform the foregoing calculation, we started with the total number of employees working for the Company and its subsidiaries worldwide as of December 31, 2024; we used our entire worldwide employee population and did not use statistical sampling. We then determined total compensation paid to each employee for all of 2024, excluding only changes in value of any vested pension benefits, as we concluded that it would have been extremely burdensome to determine such changes for all employees. Each employee’s total compensation was then translated into U.S. dollars using the exchange rate applicable to each employee’s country of employment, as used by the Company in its 2024 Consolidated Statements of Income and Retained Earnings. On this basis, we determined that our median employee, for the purposes of this disclosure, was an employee located in the United States.

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GRANTS OF PLAN-BASED AWARDS

Name	Estimated Future Payouts Under Nonequity Incentive Plan Awards[1]				Estimated Future Payouts Under Equity Incentive Plan Awards[2]

	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities or Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Value of Stock and Option Awards ($)[4]

Gunnar Kleveland	2/23/24	$463,500	$927,000	$1,854,000	5,066	10,131	20,262	10,131	—	—	$1,854,000
Robert Starr	2/23/24	$205,485	$410,970	$821,940	2,406	4,812	9,625	4,812	—	—	$880,650
Merle Stein	9/01/24	$120,000	$240,000	$480,000	1,168	2,336	4,672	4,036[5]	—	—	$595,466
Christopher Stone	8/12/24	$175,000	$350,000	$700,000	1,726	3,452	6,904	24,166[6]	—	—	$2,399,958
Joseph Gaug	2/23/24	$146,729	$293,458	$586,916	1,357	2,714	5,428	2,714	—	—	$496,622
Daniel Halftermeyer	2/23/24	$179,900	$359,800	$719,600	2,247	4,494	8,988	4,494	—	—	$822,400
Greg Harwell[7]	2/23/24	$196,422	$392,843	$785,686	2,004	4,007	8,014	4,007	—	—	$733,307
1 Awards represent the target cash amount established for each NEO in 2024 in the APP Performance Awards granted to that NEO under the 2023 Incentive Plan.
2 Awards represent the target share amount established for each NEO in the MPP Performance Awards granted to the NEO under the 2023 Incentive Plan consisting of a target number of shares of Class A Common Stock. Each Performance Award entitled the NEO to receive from 50% (for attaining performance at the threshold level) to as much as 200% (for attaining performance at the maximum level) of such target, based on the extent to which he or she attained certain performance goals during the performance periods. The performance conditions at each of the threshold, target, and maximum levels in the Performance Awards granted to each of the NEOs are described above (see p. 38).
3 Awards represent the number of restricted stock units granted for the NEO in the restricted stock award granted under the 2023 Incentive Plan as part of his 2024 multiyear performance incentive award. Under this award, each recipient is awarded a fixed number of number of shares which vests ratably over the three-year period and is paid in Class A common stock upon vesting.
4 The grant date fair value of the MPP Performance Award plus the grant date fair value of the restricted stock unit award. In accordance with FASB ASC Topic 718, the grant date fair value of the MPP Performance Award targets was determined to be the product of the target number of shares awarded multiplied by $91.50, $86.90, or $94.16, the closing market prices on February 23, 2024, August 12, 2024, and September 1, 2024, the respective grant dates of the Performance Awards, as it was expected that the probable outcome of the performance conditions would lead to the achievement of the target number of shares.
5 Includes a Performance Phantom Stock award of 1700 shares granted under the Company’s Performance Stock Plan having a grant date value equal to $155,550. The grant shall vest and be paid out in cash ratably on March 1, 2025, 2026 and 2027, provided the executive is still employed with the Company as of those dates.
6Includes a one-time, sign-on grant of 20,714 restricted stock units under the 2023 Incentive Plan having a grant date value equal to $1,800,000. The grant shall vest and be paid out in shares ratably on August 12, 2025, 2026 and 2027, provided the executive is still employed with the Company as of those dates.
7 The NEO's 2024 APP Performance Award was paid at target upon the NEO's separation from the Company during 2024. The NEO also received 50% of the unpaid restricted stock units granted to him as part of his 2024 multiyear performance incentive award upon his separation from the Company. All other unpaid grants were forfeited.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]

Gunnar Kleveland	—	—	—	—	—	—	—	7,500[3]	599,775
	—	—	—	—	—	—	—	18,572[4]	1,485,203
	—	—	—	—	—	—	—	10,131[5]	810,176
	—	—	—	—	—	—	—	10,131[6]	810,176
Robert Starr	—	—	—	—	—	—	—	8,158[7]	652,395
	—	—	—	—	—	—	—	5,438[8]	434,877
	—	—	—	—	—	—	—	4,812[9]	384,816
	—	—	—	—	—	—	—	4,812[10]	384,816
Merle Stein	—	—	—	—	—	—	—	2,336[11]	186,810
	—	—	—	—	—	—	—	2,336[12]	186,810
	—	—	—	—	—	228	18,233	—	—
	—	—	—	—	—	720	57,578	—	—
	—	—	—	—	—	905	72,373	—	—
	—	—	—	—	—	1,303	104,201	—	—
	—	—	—	—	—	1,700	135949	—	—
1 Amounts reported in this column represent Performance Phantom Stock granted under the Performance Phantom Stock Plan. In the case of Mr. Stein, the awards were granted in 2020, 2021, 2022, 2023, and 2024, respectively. 2,064 shares will vest and be payable, in cash, on or about March 1, 2025. In the case of Mr. Gaug, the award was granted in 2020 and will vest and be payable, in cash, on March 1, 2025.
2 Based on closing market price on December 31, 2024, of $79.97.
3 Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2023 under the 2023 Incentive Plan. This share target is earned based on performance during 2023, 2024, and 2025, and paid in 2026. None of the balance reported was earned as of December 31, 2024.
4 Restricted Stock shares granted under the 2023 Incentive Plan. One-half of the balance will vest and be payable on or about March 1, in each 2025 and 2026.
5 Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2024 under the 2023 Incentive Plan. This share target is earned based on performance during 2024, 2025, and 2026, and paid in 2027. None of the balance reported was earned as of December 31, 2024. These awards are a part of those included in the “Grants of Plan-Based Awards” table on page 56.
6 Restricted Stock shares granted under the 2023 Incentive Plan. One-third of the balance will vest and be payable on March 1, in each 2025, 2026 and 2027. These awards are a part of those included in the “Grants of Plan-Based Awards” table on page 56.
7 Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2023 under the 2017 Incentive Plan. This share target is earned based on performance during 2023, 2024, and 2025, and paid in 2026. None of the balance reported was earned as of December 31, 2024.
8 Restricted Stock shares granted under the 2017 Incentive Plan. One-half of the balance will vest and be payable on or about March 1, in each 2025 and 2026.
9 See note 5.
10 See note 6.
11 See note 5.
12 See note 6.

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	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2,2]

Daniel Halftermeyer	—	—	—	—	—	—	—	4,291[13]	343,151
	—	—	—	—	—	—	—	1,431[14]	114,437
	—	—	—	—	—	—	—	4,059[15]	324,598
	—	—	—	—	—	—	—	2,706[16]	216,399
	—	—	—	—	—	—	—	16,436[17]	1,314,387
	—	—	—	—	—	—	—	4,494[18]	359,385
	—	—	—	—	—	—	—	4,494[19]	359,385
Chris Stone	—	—	—	—	—	—	—	3,452[20]	276,056
	—	—	—	—	—	—	—	24,166[21]	1,932,555
Greg Harwell	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Joseph Gaug	—	—	—	—	—	—	—	1,923[22]	153,782
	—	—	—	—	—	—	—	641[23]	51,261
	—	—	—	—	—	—	—	2,142[24]	171,296
	—	—	—	—	—	—	—	1,434[25]	114,677
	—	—	—	—	—	—	—	2,714[26]	217,039
	—	—	—	—	—	—	—	2,714[27]	217,039
	—	—	—	—	—	463	37,026	—	—
1 Amounts reported in this column represent Performance Phantom Stock granted under the Performance Phantom Stock Plan. In the case of Mr. Stein, the awards were granted in 2020, 2021, 2022, 2023, and 2024, respectively. 2,064 shares will vest and be payable, in cash, on or about March 1, 2025. In the case of Mr. Gaug, the award was granted in 2020 and will vest and be payable, in cash, on March 1, 2025.
2 Based on closing market price on December 31, 2024, of $79.97.
2 Based on closing market price on December 31, 2024, of $79.97.
13 Represents the shares actually earned by the NEO with respect to the MPP Performance Award granted to the NEO in 2022 under the 2017 Incentive Plan. The shares were earned based on performance during 2022, 2023 and 2024, and paid in 2025. None of the balance reported was earned as of December 31, 2024. As of January 1, 2025, 100% of the balance reported became vested, and these balances were distributed, in stock, on or about March 1, 2025.
14 Restricted Stock shares granted under the 2017 Incentive Plan. The balance will vest and be payable on or about March 1, 2025..
15 See note 3.
16 See note 4.
17 Represents the share bonus opportunity established in the Special Incentive Award Agreement granted to the NEO in 2023 under the 2017 Plan. As of December 31, 2024, 100% of the award was earned, and the balance was distributed, in stock, on or about February 3, 2025.
18 See note 5.
19 See note 6.
20 See note 5.
21 See note 6.
22 See note 13.
23 See note 14.
24 See note 3.
25 See note 4.
26 See note 5.
27 See note 6.

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DESCRIPTION OF EQUITY AWARDS
Equity awards referred to in the foregoing table include the following:
Restricted Stock Units
RSUs granted under the RSU Plan are, upon vesting, paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Common Stock during a specified period preceding the vesting/payment date. No shares of Common Stock are issued or issuable under the RSU Plan. There is no exercise price. In lieu of cash dividends, a holder of RSUs is credited with additional RSUs equal to the number of shares of Common Stock having the same value on the dividend payment date as the aggregate dividends that would be payable on shares of Common Stock equal in number to the RSUs held by such holder. (The crediting of such dividends is reflected in the above table.) RSU awards generally vest as to 20% of the awarded units on each of the first five anniversaries of the date of grant, but only if the holder is then employed by the Company or a subsidiary. However, differing vesting schedules are permitted under the terms of the RSU Plan and have been used in special circumstances; such was the case with a special executive-retention or recruitment incentives implemented for certain key executives from time to time. In the event of termination of employment, all unvested RSUs terminate without payment, except that in the case of voluntary termination after age 62, death, disability, or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination.
Performance Phantom Stock
Grants under the Performance Phantom Stock Plan are denominated as share targets, but no shares of Common Stock are actually issued or issuable under the Plan, nor is there an exercise price. Instead, upon vesting, the earned shares are paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Common Stock during a specified period preceding the vesting/payment date. Each award entitles the recipient to earn and be credited with between 0% and 200% of the target award, based on the extent to which certain company-wide performance goals are achieved during the annual performance period. Once the number of shares earned is determined, the awards generally vest annually on a pro rata basis over the payout period following the performance period, but only if the holder is then employed by the Company or a subsidiary. Award recipients are not credited with additional shares based upon the payment of dividends. The performance period for the 2024 grants runs from January 1, 2024 through December 31, 2024, and the payout on earned shares runs through February 2027.
Performance-based Incentive Awards
The performance-based incentive awards described in the foregoing table were granted under the Company’s 2017 and 2023 Incentive Plans. Performance-based incentive awards were structured in the form of the APP and MPP Performance Awards described above. Through 2017, these awards each established both share and cash targets, which were paid out as denominated when earned. However, since 2018, the APP Performance Award is paid completely in cash and the MPP Performance Award is paid completely in equity. Beginning with the grants in 2021, the long-term incentives targets, while still settled in equity, have been divided evenly between performance shares and restricted stock.
An APP Performance Award is cancelled if the recipient’s employment is terminated for any reason during the performance period. If the recipient's employment is terminated after the performance period, but prior to

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distribution of the award, the recipient is entitled to receive 100% of the earned award on the distribution date, provided his or her employment is not terminated for “cause.” A recipient whose employment is terminated for “cause” forfeits any payments not yet paid, unless the Committee or, if required, a Performance Committee of the Board determines otherwise in its absolute discretion.
A MPP Performance Award is cancelled only in the event the recipient’s employment is terminated for “cause,” in which case he or she would not be entitled to any payments unless the Committee or a Performance Committee of the Board determines otherwise in its absolute discretion. In the event a recipient’s employment is terminated for any other reason, the MPP Performance Award is not cancelled but the vesting ceases as of the date of termination. The recipient would then be entitled to a pro-rata payment for the amount that vested. Such payment would be based on achievement of the performance goals at the end of the performance period and would be made on the distribution date established in the award.
Restricted Stock Shares
Restricted stock granted under the 2017 and 2023 Incentive Plans are, upon vesting, paid in equity. Each restricted stock vesting entitles the recipient to one share of the Company’s Common Stock. There is no exercise price and no dividends are paid until the shares vest and are distributed to the recipient. The awards vest as to one-third of the awarded units on each of the first three anniversaries of the date of grant, but only if the holder is then employed by the Company or a subsidiary. In the event of termination of employment, all unvested restricted shares terminate without payment, except that in the case of voluntary termination after age 62, death, disability, or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination.
OPTION EXERCISES AND STOCK VESTED

	Stock Awards (RSUs)		Stock Awards (MPP)		Stock Awards (PSP)

Name	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)[3]	Value Realized on Vesting ($)

Gunnar Kleveland	9,286	871,491	—	—	—	—
Robert Starr	2,720	255,272	—	—	—	—
Merle Stein	—	—	—	—	1,696	152,234
Joseph Gaug	1,926	179,843	2,922	274,230	925	86,811
Daniel Halftermeyer	8,199	707,833	5,870	550,900	—	—
Greg Harwell	7,961	717,361	13,118	1,177,641	—	—
1 Vesting of Restricted Stock Units granted pursuant to either the Company’s Restricted Stock Unit Plan, the 2017 Incentive Plan or the 2023 Incentive Plan. Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2024.
2 Vesting of share target under the MPP Performance Award granted to the NEO in 2021 pursuant to the 2017 Incentive Plan. Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2024.
3 Vesting of Performance Phantom Stock granted pursuant to the Company’s Performance Phantom Stock Plan. Amounts reported as “Value Realized on Vesting” were distributed in cash to the NEO during 2024.

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PENSION BENEFITS

Name[1]	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Daniel A. Halftermeyer[2]	—	—	345,297	—
PensionPlus Plan
The Company no longer maintains the U.S. PensionPlus Plan for U.S. employees. The Plan was terminated effective September 30, 2021, and subsequently wound down. All remaining pension benefits were either paid out as lump sums or transferred to group annuity contracts.
Supplemental Executive Retirement Plan
The Company maintains an unfunded Supplemental Executive Retirement Plan intended to replace any benefits under the now terminated PensionPlus Plan that a participant was prevented from receiving due to limits imposed by Section 415 of the Internal Revenue Code on pensions or Section 401 limits on annual compensation used to calculate PensionPlus benefits. All plan participants affected by such limitations are eligible to receive benefits under the unfunded Supplemental Executive Retirement Plan. The allocation is made on the basis of IRS regulations in effect on the valuation date. The Executive Retirement Plan was also amended effective February 28, 2009, to freeze the accrual of any new benefits but otherwise remains valid.
Qualified Supplemental Retirement Benefits
Certain employees of the Company who were active on June 30, 2002, are entitled to receive additional qualified supplemental retirement (“QSR”) benefits under the PensionPlus Plan. On June 30, 2002, each covered employee was credited with an initial account balance in a specified amount. Each such participant had participated in deferred compensation plans maintained by the Company on or before such time, pursuant to which he or she could defer the receipt of earned cash compensation until retirement or other events. Amounts deferred earned interest at rates approved from time to time by the Compensation Committee. In each case, the amount initially credited to such employee’s QSR account was equal to an amount of deferred compensation (including interest) to which he or she was entitled but which he or she agreed to renounce. Each QSR account is credited with interest at 8.5% annually until retirement, at which time the QSR account value is payable in the form of an actuarially equivalent single life annuity or, at the election of the participant, in a single lump sum.
1 The Company’s PensionPlus Plan and Supplemental Executive Retirement Plan were closed to new employees, effective October 1, 1998. All of our U.S.-based NEOs joined the Company after the plans were closed and have no reportable pension benefits. They are therefore omitted from the table.
2 As a non-U.S. employee, Mr. Halftermeyer does not participate in the U.S. PensionPlus Plan, the Supplemental Executive Retirement Plan or the Qualified Supplemental Retirement Plan. Instead, as Mr. Halftermeyer is a French citizen who worked for a company affiliate in Switzerland, the Company was required by Swiss law to maintain a private pension for his benefit. The private pension is purchased through an insurance company. The Company’s Swiss subsidiary is required to make defined premium contributions. The premium paid by the Company in 2024 was CHF 7,096 or $7,841 using the conversion rate of 1.10498 U.S. dollars per Swiss franc, which is the rate used by the Company in its 2024 Consolidated Statements of Income and Retained Earnings. The policy was first purchased in 2007. The present value of the accumulated benefit is set forth in the table above (and has been translated into U.S. dollars at the rate of 1.10498 U.S. dollars per Swiss Franc, which was the applicable conversion rate as of December 31, 2024). In addition, Mr. Halftermeyer continued to participate in a French state-mandated social scheme as an expatriate. The Company contributed both the employer’s and employee’s share of the legally required contribution under this scheme. In 2024, the Company paid €115,998, or $120,490 using the conversion rate of 1.03872 U.S. dollars per euro, which is the rate used by the Company in its 2024 Consolidated Statements of Income and Retained Earnings. This contribution covered the period from October 2023 through September 2024. Of this amount, approximately $37,677 was the employee’s required contribution, which the Company assumed as part of the international assignment.

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Nonqualified Deferred Compensation
There were no executive or Company contributions, or interest or other earnings, during 2024 under any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified, nor did any NEO receive any withdrawals or distributions during, or have any account as of the end of, 2024.
Plan-based Compensation
Stock Options
There were no unexercisable options as of December 31, 2024 that would become exercisable upon the involuntary termination or retirement of any NEO.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company has committed to provide additional compensation to our NEOs in the event of a termination of employment under specified circumstances, including in connection with a change in control of the Company. A narrative description of these commitments and an estimate of the additional compensation that each of our NEOs would have received if a qualifying termination of employment had occurred on December 31, 2024, are set forth below.
Stock Option Granting Practices
The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during fiscal year 2024. Furthermore, the Company does not schedule its equity grants in anticipation of the release of material, non-public information ("MNPI"), nor does the Company time the release of MNPI based on equity grant dates for the purpose of affecting the value of executive compensation.
Termination/Severance
Mr. Kleveland
The Committee believes that under certain circumstances, severance agreements are appropriate for the attraction and retention of executive talent, consistent with the practices of peer companies. This was particularly true in the case of Mr. Kleveland. The Committee felt a severance provision was warranted in order to induce Mr. Kleveland to leave his prior employer to become the Company’s CEO. His employment agreement (see page 43) provides that in the event his employment is terminated for any reason, he would be entitled to: (a) all unpaid base salary accrued to the effective date of termination; (b) any unpaid but earned short-term or long-term cash bonuses, all unpaid but vested performance stock awards, and all unpaid but vested portions of restricted stock unit grants, subject to the terms of the applicable bonus plan, agreement or arrangement; (c) all benefits or compensation required to be provided after termination pursuant to, and in accordance with the terms of, any employee benefit plans, policies, or arrangements applicable to him; (d) all unreimbursed business expenses incurred prior to termination and required to be reimbursed pursuant to the Company’s policy; and (e) all rights to indemnification to which he may be entitled under the Company’s

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Articles of Incorporation, Bylaws, or separate indemnification agreement, as applicable. In addition, in the case of termination by the Company without Cause, or if Mr. Kleveland’s employment is terminated by himself for Good Cause, he would be entitled to receive an amount equal to twice his annual base salary at the time of termination plus twice his APP Performance Award target or other annual cash incentive target amount, payable in 24 substantially equal monthly installments. His right to receive these additional severance payments would be contingent upon his continuing compliance with confidentiality and non-disparagement provisions in the agreement, and upon his having executed and delivered to the Company a release of any and all claims relating to his termination. For purposes of the agreement, “cause” would be deemed to exist upon any of the following, if determined by a majority of the members of the Company’s Board of Directors in their sole discretion: (i) the indictment of Mr. Kleveland for, or the entry of a plea of guilty or nolo contendere by him to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on his part that could reasonably be considered to reflect negatively on the Company or compromise the effective performance of his duties as determined by the Board in its sole discretion; (iii) willful misconduct on his part in connection with his duties or willful failure to use reasonable effort to perform substantially his responsibilities in the best interest of the Company (including, without limitation, breach by his employment agreement), except in cases involving mental or physical incapacity or disability; (iv) his willful violation of the Company’s Business Ethics Policy, Code of Ethics or any other Company policy that could  reasonably be considered to reflect negatively on the Company or compromise the effective performance of his duties as determined by the Board in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by him; (vi) his undertaking of a position or any activity in or in furtherance of competition with Company during his employment with the Company Term; (vii) his having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his duties; or (viii) his having wrongfully and substantially enriched himself at the expense of the Company. And, also for the purposes of the Agreement, “Good Cause” for termination would exist as a consequence of, and following: (i) a material adverse change in his authority and responsibilities without his consent, (ii) a material reduction in his compensation, not proportionally and similarly affecting other senior executives, without his consent, (iii) the failure of the Company or any successor to fully honor the terms of any contractual agreements with him, or (iv) a Change in Control (as defined in the agreement); provided, that, in the case (i), (ii) or (iii), Mr. Kleveland would first be required to deliver written notice to the Company of his intention to terminate his employment for Good Cause within 90 days of the event or events constituting Good Cause, with said notice specifying in reasonable detail the circumstances claimed to give rise to the his right to terminate employment for Good Cause, and the Company having not have cured such circumstances within 30 days following receipt of such notice. There was no sunset included in the severance provision of Mr. Kleveland’s contract when it was negotiated, drafted and executed. The Committee is aware of this fact but no action was contemplated to incorporate such a provision. The industries in which the Company competes continue to undergo significant changes to which the Company must be responsive. The Company believes that it is important to shareholder value that its CEO leads the Company’s response to those changes without concern for the impact on his or her specific position.
Other Executive Officers
As of January 1, 2016, the Company entered into Severance Agreements with each of the Company’s executive officers, other than the CEO, and several other senior managers. These agreements were meant to replace similar agreements expiring December 31, 2015, and were revised and updated to conform to then-current best practices. Executive Officers who joined the Company after January 1, 2016 entered into similar Severance Agreements upon commencement of their employment. The material terms of the Severance Agreements provide that in the event an officer’s employment is terminated by the Company at any time before the expiration of the applicable Severance Agreement for any reason other than Cause, or if the officer’s employment is terminated by the officer for Good Cause (as those terms are defined in the Severance Agreement, and in either case, a “Qualifying Termination”), the officer would be entitled to receive his or her

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gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 24 months. In the event the Qualifying Termination occurs within 12 months of a Change in Control (as defined in the Severance Agreement), the officer would be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 36 months, although in that case some of the monthly payments would be accelerated and paid as a lump sum to comply with applicable tax laws. The officer would also remain eligible for a prorated payment of any bonus earned during the year in which the Qualifying Termination occurs, and 12 months of executive outplacement services. In addition, if elected, the Company would pay the required premium to continue healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In order to receive the severance benefits, the officer would be obligated to execute a release in favor of the Company at the time of termination which would also bind the officer to a restrictive covenant for the period during which the severance benefits are being paid. The initial term of each Severance Agreement is three years, but each will thereafter automatically renew for one-year periods unless the Company timely notifies the executive of its intent not to renew. For the purposes of such agreements, cause is deemed to exist upon (i) the conviction of the executive for, or the entry of a plea of guilty or nolo contendere by the executive to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on the part of the executive that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive’s duties as determined by the Company in its sole discretion; (iii) the executive’s willful misconduct in connection with his or her duties or willful failure to use reasonable effort to perform substantially his or her responsibilities in the best interest of the Company; (iv) the executive’s willful violation of the Company’s Business Ethics Policy or any other Company policy that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive’s duties as determined by the Company in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by the executive; (vi) the executive undertaking a position in competition with the Company; (vii) the executive having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; or (viii) the executive having wrongfully and substantially enriched himself or herself at the expense of the Company. The Severance Agreements also contain a clawback provision which provides that an executive would forfeit any unpaid severance due pursuant to the agreement and would be required, upon demand, to repay any severance already paid if, after the executive’s termination: (i) there is a significant restatement of the Company’s financial results, caused or substantially caused by the fraud or intentional misconduct of the executive; (ii) the executive breaches any provision of the agreement, including, without limitation, the restrictive covenants, confidentiality and non-disparagement provisions; or (iii) the Company discovers conduct by the executive that would have permitted termination for cause, provided that such conduct occurred prior to the executive’s termination.
Similar agreements were subsequently entered into with new executive officers when they joined the Company or were promoted into the role of an executive officer.
The Committee considers severance to serve as a bridge in the event employment is involuntarily terminated without cause. Therefore, the foregoing Severance Periods were deemed to be appropriate in light of the perceived length of time it could take for the affected executive to find an equivalent position. At the time the agreements were approved, the Committee determined that individual executive agreements were superior to an all-inclusive policy because they provided more flexibility to address each officer’s situation, and his or her individual perceived importance to the Company and its strategies. It was further determined that the provision of a severance agreement would allow each executive to focus on the needs of the business without concern for his or her own position.

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Except as set forth above, the Company has not entered into any other agreement, contract, plan, or arrangement, written or unwritten, to provide payment to any NEO in connection with his retirement, severance, termination or separation.
Change in Control
Other than the provisions found in the RSU and Phantom Stock Plan, which are applicable to all employees who receive an award under those plans, and the severance agreements described above, the Company has no contract, agreement, plan, or arrangement, whether written or unwritten, that would provide for payment to an NEO at, following, or in connection with a change in control of the Company. The provisions of the RSU and Phantom Stock Plans provide that in the event of termination following a change of control, 100% of an award recipient’s unvested grant shall become immediately payable in full.
Payment of Accrued Amounts
Regardless of the manner in which the employment of any NEO (including a NEO not party to a severance agreement) terminates, he or she is entitled to receive amounts previously earned during the term of his or her employment (which amounts are referred to in this discussion as “Accrued Amounts”). Such Accrued Amounts include, but are not limited to, (i) unpaid base salary through the date of termination and any accrued vacation in accordance with Company policy; (ii) reimbursement for any unreimbursed expenses incurred through the date of termination; and (iii) all other payments and benefits to which the NEO may be entitled under the terms of any applicable compensation arrangement or benefit program of the Company, including any applicable pension, retirement and insurance benefits.
Post-Termination Benefits Table
The Post-Termination Benefits Table that follows sets forth the estimated compensation that each of our NEOs would have received if a qualifying termination of employment were to have occurred on December 31, 2024, under the circumstances indicated. Since Mr. Harwell left the employ of the Company prior to December 31, 2024, the table includes the estimated termination payments and benefits payable to Mr. Harwell under the circumstances applicable to the triggering event.
The following assumptions, which are believed to be reasonable in the aggregate, were used to generate the estimates set forth below. There can be no assurance, however, that an actual termination of employment would produce the same or similar results.
■All accrued, vested and paid amounts are omitted from the table because they were earned by the NEOs without regard to the specified triggering events.
■Any amounts payable with respect to contracts, agreements, plans or arrangements that do not discriminate in scope, terms or operation in favor of NEOs and are generally available to all salaried employees are omitted from the table in accordance with applicable SEC rules and regulations.
■The value of equity awards vesting upon a qualifying termination is equal to the grant’s intrinsic value as of December 31, 2024, based on the closing market price of $79.97.
■Additional notes and other explanatory information are set forth in the notes to the table.

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POST-TERMINATION BENEFITS TABLE

Executive	Benefit	Termination for Cause[1]	Termination without Cause or with Good Reason[2]	Termination in Connection with a Change in Control[3]	Voluntary Separation[4]	Retirement[5]	Disability[6]	Death[7]

Gunnar Kleveland[8]	Cash Compensation/ Severance[9]	$—	$3,708,000	$3,708,000	$—	$—	$—	$—
	Performance Shares[10]	$—	$669,909	$669,909	$669,909	$669,909	$669,909	$669,909
	Restricted Stock Units[11]	$—	$1,147,649	$1,147,649	$—	$—	$1,147,649	$1,147,649
	Health & Welfare[12]	$—	$—	$—	$—	$—	$—	$—
	Outplacement Services[13]	$—	$—	$—	$—	$—	$—	$—
	Total	$—	$5,525,558	$5,525,558	$669,909	$669,909	$1,817,558	$1,817,558

1 In the event the Company terminates a NEO's employment for Cause, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, the entire amount of any Performance Share Bonus, whether vested or unvested, shall be forfeited, and all unvested RSUs will be forfeited for no consideration on the date of termination.
2 In the event the Company terminates a NEO's (other than the CEO) employment without Cause, or the NEO terminates his or her employment with Good Reason, the NEO shall receive his or her gross monthly base salary less applicable withholdings and deductions for a period of 24 months as severance, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), 50% of all unvested RSUs, the Company shall pay 24 months of the NEO's then applicable COBRA contribution, and 12 months of executive outplacement services. In the case of the CEO, he shall receive twice his annual base salary plus twice his APP Performance Award target as severance, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), and 50% of all unvested RSUs.
3 In the event the Company terminates a NEO's (other than the CEO) employment within 12 months of a Change in Control, the NEO shall receive his or her gross monthly base salary in effect, less applicable withholdings and deductions, for a period of 36 months, a prorated payment of any Cash Bonus earned during the year, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), 50% of all unvested RSUs, the Company shall pay 36 months of the NEO's then applicable COBRA contribution, and 12 months of executive outplacement services. In the case of the CEO, he shall receive any unpaid but earned cash bonuses, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), and 50% of all unvested RSUs.
4 In the event a NEO voluntary separates from the Company, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, and all unvested RSUs will be forfeited for no consideration on the date of termination. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the award agreement).
5 In the event that a NEO's employment is terminated due to his or her Retirement (after the NEO has attained age 62), any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
6 In the event that a NEO's employment is terminated due to his or her Disability, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
7 In the event that a NEO's employment is terminated due to his or her Death, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
8 The particulars of Mr. Kleveland's Employment Agreement with the Company and the severance provision therein are discussed more fully above.
9 Cash Compensation/Severance represents any short-term or long-term cash bonuses or severance the NEO would have received if a qualifying termination of employment had occurred on December 31, 2024.
10 Represents the value of shares or units of stock that would vest if a qualifying termination of employment had occurred on December 31, 2024.
11 Represents the value of shares or units of stock that would vest if a qualifying termination of employment had occurred on December 31, 2024.
12 Represents the value of the total monthly contributions (18, 24 or 36 months) of the NEO's then applicable COBRA contribution.
13 Represents the approximate value of 12 months of executive outplacement services paid by the Company.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	67

Executive	Benefit	Termination for Cause[1]	Termination without Cause or with Good Reason[2]	Termination in Connection with a Change in Control[3]	Voluntary Separation[4]	Retirement[5]	Disability[6]	Death[7]

Robert Starr	Cash Compensation/ Severance	$—	$1,585,170	$2,172,270	$—	$—	$—	$—
	Performance Shares	$—	$563,149	$563,149	$563,149	$563,149	$563,149	$563,149
	Restricted Stock Units	$—	$409,846	$409,846	$—	$—	$409,846	$409,846
	Health & Welfare	$—	$54,679	$82,019	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	$—	$2,637,844	$3,252,284	$563,149	$563,149	$972,995	$972,995
Merle Stein	Cash Compensation/ Severance	$—	$1,040,000	$1,440,000	$—	$—	$—	$—
	Performance Shares	$—	$62,217	$62,217	$62,217	$62,217	$62,217	$62,217
	Restricted Stock Units	$—	$93,405	$93,405	$—	$—	$93,405	$93,405
	Performance Phantom Stock[14]	$—	$194,167	$194,167	$—	$—	$194,167	$194,167
	Health & Welfare	$—	$53,268	$79,902	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	0	1468057	1894691	$62,217	62217	349789	349789
Chris Stone	Cash Compensation/ Severance (9)	$—	$1,350,000	$1,850,000	$—	$—	$—	$—
	Performance Shares	$—	$91,966	$91,966	$91,966	$91,966	$91,966	$91,966
	Restricted Stock Units	$—	$966,278	$966,278	$—	$—	$966,278	$966,278
	Health & Welfare	$—	$52,776	$79,164	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	$—	$2,486,020	$3,012,408	$91,966	$91,966	$1,058,244	$1,058,244

1 In the event the Company terminates a NEO's employment for Cause, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, the entire amount of any Performance Share Bonus, whether vested or unvested, shall be forfeited, and all unvested RSUs will be forfeited for no consideration on the date of termination.
2 In the event the Company terminates a NEO's (other than the CEO) employment without Cause, or the NEO terminates his or her employment with Good Reason, the NEO shall receive his or her gross monthly base salary less applicable withholdings and deductions for a period of 24 months as severance, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), 50% of all unvested RSUs, the Company shall pay 24 months of the NEO's then applicable COBRA contribution, and 12 months of executive outplacement services. In the case of the CEO, he shall receive twice his annual base salary plus twice his APP Performance Award target as severance, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), and 50% of all unvested RSUs.
3 In the event the Company terminates a NEO's (other than the CEO) employment within 12 months of a Change in Control, the NEO shall receive his or her gross monthly base salary in effect, less applicable withholdings and deductions, for a period of 36 months, a prorated payment of any Cash Bonus earned during the year, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), 50% of all unvested RSUs, the Company shall pay 36 months of the NEO's then applicable COBRA contribution, and 12 months of executive outplacement services. In the case of the CEO, he shall receive any unpaid but earned cash bonuses, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), and 50% of all unvested RSUs.
4 In the event a NEO voluntary separates from the Company, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, and all unvested RSUs will be forfeited for no consideration on the date of termination. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the award agreement).
5 In the event that a NEO's employment is terminated due to his or her Retirement (after the NEO has attained age 62), any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
6 In the event that a NEO's employment is terminated due to his or her Disability, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
7 In the event that a NEO's employment is terminated due to his or her Death, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
14 Performance Phantom Stock granted under the Performance Phantom Stock Plan. For these grants, amounts shown as vesting upon termination are payable at such time, in cash.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Compensation Discussion and Analysis	68

Executive	Benefit	Termination for Cause[1]	Termination without Cause or with Good Reason[2]	Termination in Connection with a Change in Control[3]	Voluntary Separation[4]	Retirement[5]	Disability[6]	Death[7]

Joseph Gaug	Cash Compensation/ Severance	$—	$1,196,406	$1,647,880	$—	$—	$—	$—
	Performance Shares	$—	$340,272	$340,272	$340,272	$340,272	$340,272	$340,272
	Restricted Stock Units	$—	$191,448	$191,448	$—	$—	$191,448	$191,448
	Performance Phantom Stock	$—	$18,473.00	$18,473.00	$—	$—	$18,473	$18,473
	Health & Welfare	$—	$54,679.00	$82,019.00	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	$—	$1,826,278	$2,305,092	$340,272	$340,272	$550,193	$550,193
Daniel Halftermeyer	Cash Compensation/ Severance	$—	$1,387,800	$1,901,800	$—	$—	$—	$—
	Performance Shares	$—	$1,993,732	$1,993,732	$1,993,732	$1,993,732	$1,993,732	$1,993,732
	Restricted Stock Units	$—	$345,071	$345,071	$—	$345,071	$345,071	$345,071
	Health & Welfare	$—	$—	$—	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	$—	$3,751,603	$4,265,603	$1,993,732	$2,338,803	$2,338,803	$2,338,803
Greg Harwell[15]	Cash Compensation/ Severance	N/A	$1,440,423	N/A	N/A	N/A	N/A	N/A
	Performance Shares	N/A	$724,721	N/A	N/A	N/A	N/A	N/A
	Restricted Stock Units	N/A	$754,437	N/A	N/A	N/A	N/A	N/A
	Health & Welfare	N/A	$54,679	N/A	N/A	N/A	N/A	N/A
	Outplacement Services	N/A	$25,000	N/A	N/A	N/A	N/A	N/A
	Total	N/A	$2,999,260	N/A	N/A	N/A	N/A	N/A
1 In the event the Company terminates a NEO's employment for Cause, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, the entire amount of any Performance Share Bonus, whether vested or unvested, shall be forfeited, and all unvested RSUs will be forfeited for no consideration on the date of termination.
2 In the event the Company terminates a NEO's (other than the CEO) employment without Cause, or the NEO terminates his or her employment with Good Reason, the NEO shall receive his or her gross monthly base salary less applicable withholdings and deductions for a period of 24 months as severance, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), 50% of all unvested RSUs, the Company shall pay 24 months of the NEO's then applicable COBRA contribution, and 12 months of executive outplacement services. In the case of the CEO, he shall receive twice his annual base salary plus twice his APP Performance Award target as severance, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), and 50% of all unvested RSUs.
3 In the event the Company terminates a NEO's (other than the CEO) employment within 12 months of a Change in Control, the NEO shall receive his or her gross monthly base salary in effect, less applicable withholdings and deductions, for a period of 36 months, a prorated payment of any Cash Bonus earned during the year, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), 50% of all unvested RSUs, the Company shall pay 36 months of the NEO's then applicable COBRA contribution, and 12 months of executive outplacement services. In the case of the CEO, he shall receive any unpaid but earned cash bonuses, any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement), and 50% of all unvested RSUs.
4 In the event a NEO voluntary separates from the Company, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, and all unvested RSUs will be forfeited for no consideration on the date of termination. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the award agreement).
5 In the event that a NEO's employment is terminated due to his or her Retirement (after the NEO has attained age 62), any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
6 In the event that a NEO's employment is terminated due to his or her Disability, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
7 In the event that a NEO's employment is terminated due to his or her Death, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the otherwise applicable provisions of the the award agreement) and 50% of all unvested RSUs.
15 Mr. Harwell separated from the Company effective August 2, 2024. The other termination scenarios cannot have occurred and are therefore represented as "N/A" in the table.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 3 — Advisory Vote on Executive Compensation	69

ITEM 3
Advisory Vote On Executive Compensation
In accordance with the Dodd-Frank Act, and the related “say-on-pay” rules adopted by the Securities and Exchange Commission, the Company is asking stockholders to cast an advisory vote approving the compensation provided to our NEOs, as described in the preceding sections of this Proxy Statement.
Accordingly, the Board of Directors recommends that stockholders approve such compensation by approving the following advisory resolution:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.
This vote is nonbinding. Although it may not be possible to discern the specific concerns of stockholders that may cause them to cast a negative vote, the Board and the Compensation Committee have in prior years considered the vote, and communications received from stockholders explaining their voting decisions, as meaningful to the process of determining how the Company’s executive officers should be compensated.
As described in detail under the “Compensation Discussion and Analysis” above, the Company's compensation programs are designed to motivate the Company's NEOs, and other members of management, to manage the Company so that it achieves superior performance and delivers value to our stockholders. The Company believes that its compensation programs, with their balance of short-term cash incentives and long-term incentives (including equity-based awards that vest over multiple years), reward sustained performance that is aligned with delivering consistent value to stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 4 — Employee Stock Purchase Plan	70

ITEM 4
Approval of the Albany International Corp. Employee Stock Purchase Plan
In order to assist employees of the Company and its designated affiliates and subsidiaries in acquiring a share ownership interest in the Company, to help such employees provide their future security and to encourage them to remain in the employment of the Company and its subsidiaries, our Board of Directors has adopted, and we recommend our stockholders to approve, the Albany International Corp. Employee Stock Purchase Plan (the “ESPP”), the material terms of which are summarized below. This summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the ESPP, a copy of which will be filed as an exhibit to this proxy circular. Defined terms used in this section that are not otherwise defined herein will have the meaning set forth in the ESPP.
The ESPP includes two components: a “Section 423 Component” and a “Non-Section 423 Component.” The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and will be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, the ESPP will authorize the grant of a right to purchase common shares in the capital of the Company pursuant to the ESPP during each “Offering Period” (as defined in the ESPP), which, under the Non-Section 423 Component, need not qualify as purchase rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such purchase rights granted under the Non-Section 423 Component will be granted pursuant to separate offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator of the ESPP and designed to achieve tax, securities laws or other objectives for eligible employees and any designated company (as defined in the ESPP) in locations outside of the United States. Except as otherwise provided or determined by the ESPP Administrator, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the ESPP Administrator at or prior to the time of such Offering.
Shares Available for Awards; Administration
A total of 1,000,000 shares of Company common stock will initially be reserved for issuance under the ESPP. Our Board of Directors or the Compensation Committee will administer and will have authority to interpret the terms of the ESPP and determine eligibility of participants.
Eligibility
We expect that all of our employees and employees of any designated company will be eligible to participate in the ESPP, with the exception of our Section 16(a) officers and certain other exclusions as determined by the ESPP Administrator. However, an employee may not be granted rights to purchase stock under our ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power of all classes of our stock.
Grant of Rights
Under the ESPP, participants will be offered purchase rights to purchase shares of our common stock at a discount to fair market value during one or more offering periods, which may be successive or overlapping and will be selected by the ESPP Administrator in its sole discretion with respect to which purchase rights shall be granted to participants. No Offering will commence prior to the date on which our registration statement on Form S-8 is filed with the SEC in respect of the ESPP. The ESPP Administrator will designate the terms and

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 4 — Employee Stock Purchase Plan	71

conditions of each offering in writing, including the Offering Period and the Purchase Period, and may change the duration and timing of Offering Periods in its discretion. However, in no event may an Offering Period be longer than 27 months in length.
Purchase Right Price
The purchase rights price will be no less than 85% of the lesser of the fair market value of a share of our common stock on (a) the applicable grant date and (b) the applicable exercise date, or such other greater price determined by the Administrator in connection with any Offering Period.
ESPP Amendment and Termination
The Board of Directors may amend, suspend or terminate the ESPP at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP or changes the individuals who are eligible to participate in the ESPP.
Accordingly, the Board of Directors recommends that stockholders approve such ESPP by approving the following resolution:
RESOLVED, that the stockholders of the Company approve the Albany International Corp. Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ALBANY INTERNATIONAL CORP. EMPLOYEE STOCK PURCHASE PLAN

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 4 — Employee Stock Purchase Plan	72

PAY VERSUS PERFORMANCE (PVP) DISCLOSURES
The following pages of our Proxy Statement provide disclosures about the relationship between (a) the "compensation actually paid" to our principal executive officer ("PEO") and the average "compensation actually paid" to our non-PEO NEOs, as defined under SEC disclosure rules, and (b) certain financial performance measures of the Company for the fiscal years listed below. These disclosures have been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (the "Pay versus Performance Rules") and do not necessarily reflect how the Committee evaluates compensation decisions. "Compensation actually paid" does not reflect the value of cash or shares of the Company's common stock received by a NEO during the year, but rather is an amount calculated under SEC rules to include, among other things, year-over-year changes in the value of unvested equity-based awards. To calculate "compensation actually paid", adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year in accordance with the disclosure rules. For the purposes of calculating "compensation actually paid", the fair value of equity awards is calculated using the same valuation methodologies used to calculate the grant date fair value of awards in accordance with FASB ASC Topic 718 for the purposes of the Summary Compensation Table, and, where applicable, may incorporate adjustments for year-end forecasted attainment levels for performance achievement goals. As a result of the calculation methodology required by the SEC, the amounts shown below as "compensation actually paid" differ from the compensation actually received by our NEOs, and from the decisions of the Committee described in the Compensation Discussion and Analysis above.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 4 — Employee Stock Purchase Plan	73

COMPENSATION ACTUALLY PAID (CAP)

							Value of initial fixed $100 investment based on :

(a) Year	(b) Summary Compensation Table Total for A. William Higgins $[1]	(c) Summary Compensation Table Total for Gunnar Kleveland $[2]	(d) Compensation Actually Paid to A. William Higgins $[3]	(e) Compensation Actually Paid to Gunnar Kleveland $[4]	(f) Average Summary Compensation Table Total for non-PEO NEOs $[5]	(g) Average Compensation Actually Paid to non-PEO NEOs $[6]	(h) AIN Total Shareholder Return $[7]	(i) Peer Group Total Shareholder Return $[8]	(j) Net Income (in millions) $[9]	(k) Adjusted EBITDA (in millions) $[10]

2024[11]	N/A	3,921,822	N/A	2,692,030	1,923,016	987,208	111.47	163.23	88.1	232.0
2023	4,300,649	4,247,149	4,905,001	4,563,712	2,334,459	2,241,045	135.25	121.82	111.6	265.1
2022	4,660,482	N/A	6,318,295	N/A	1,763,694	2,162,432	134.28	113.29	96.5	253.5
2021	4,725,711	N/A	6,065,337	N/A	1,737,959	2,202,801	119.3	108.68	118.8	250.9
2020	3,714,562	N/A	3,666,927	N/A	1,671,398	1,619,119	98.09	102.37	98.6	251.9
1 A. William Higgins served as President and CEO until his retirement in August 2023.
2 Gunnar Kleveland became President and CEO in September 2023.
3 “Compensation actually paid” to Mr. Higgins in each of 2020, 2021, 2022 and 2023 reflects the respective amounts shown in Column (b) of the table above, adjusted as set forth in the table below, as required by SEC rules.
4 “Compensation actually paid” to Mr. Kleveland in each of 2023 and 2024 reflects the respective amounts shown in Column (c) of the table above, adjusted as set forth in the table below, as required by SEC rules.
5 Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year: 2024: Robert Starr, Merle Stein, Chris Stone, Joseph Gaug, Daniel Halftermeyer, and Greg Harwell; 2023: Robert Starr, Stephen Nolan, Daniel Halftermeyer, Greg Harwell, and Joseph Gaug; 2022: Stephen Nolan, Daniel Halftermeyer, Greg Harwell, and Joseph Gaug; 2021: Stephen Nolan, Daniel Halftermeyer, Greg Harwell, and Joseph Gaug; 2020: Stephen Nolan, Daniel Halftermeyer, Greg Harwell, and Joseph Gaug.
6 Mr. Halftermeyer received a negative change in pension value in 2024; according to SEC guidelines, the value is incorporated into Summary Compensation Table calculations but is not included for purposes of aggregating the Compensation Actually Paid.
7 For the relevant year, represents the cumulative total shareholder return (TSR) for the Company for the measurement period. TSR assumes that $100 was invested on December 31, 2020, and that dividends were reinvested when and as paid.
8Our selected peer group is the peer group discussed in the Compensation Discussion and Analysis shown on page 42..
9 Reflects “Net Income” as reported in the Company’s Annual Reports on Form 10-K for each of the years reported.
10 AIN Adjusted EBITDA was chosen as the "company selected financial metric" as it is the most heavily weighted of the annual performance measurement metrics used in our executive compensation program for the years reported (see pp. 47-49).
11 No dividends are paid or accrued on any unvested equity awards.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 4 — Employee Stock Purchase Plan	74

Compensation Actually Paid to PEO

Year	2020	2021	2022	2023	2023	2024
CEO	Higgins	Higgins	Higgins	Higgins	Kleveland	Kleveland
SCT Total Compensation ($)	$3,714,562	$4,725,711	$4,660,482	$4,300,649	$4,247,149	$3,921,822
Less: Stock Award Values reported in SCT for the applicable year ($)	$(1,700,000)	$(2,000,000)	$(2,200,000)	$(2,400,000)	$(3,300,000)	$(1,854,000)
Plus: YE Fair Value of Stock Awards granted in the applicable year ($)	$1,652,365	$2,558,110	$2,652,019	$1,389,930	$3,616,563	$1,333,550
Change in Fair Value of outstanding unvested stock awards from prior years ($)	$—	$781,516	$1,217,979	$488,764	—	(658,446)
Change in Fair Value of Stock Awards from prior years that vested in the applicable year ($)	$—	$—	$(12,185)	$1,125,658	—	(50,895)
Less: Fair value of Stock Awards forfeited during the applicable year	$—	$—	$—	$—	—	—
Less: Aggregate change in Actuarial Present Value of accumulated pension benefit	$—	$—	$—	$—	—	—
Plus: Aggregate Service cost and prior year costs for pension benefit	$—	$—	$—	$—	—	—
Compensation Actually Paid	$3,666,927	$6,065,337	$6,318,295	$4,905,001	$4,563,712	$2,692,030

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 4 — Employee Stock Purchase Plan	75

Average Compensation Actually Paid to Non-PEO NEOs

Year	2020	2021	2022	2023	2024
	(Average)	(Average)	(Average)	(Average)	(Average)
SCT Total Compensation ($)	$1,671,398	$1,737,959	$1,763,694	$2,334,459	$1,923,016
Less: Stock Award Values reported in SCT for the applicable year ($)	$(460,054)	$(545,079)	$(630,813)	$(1,283,371)	$(988,088)
Plus: YE Fair Value of Stock Awards granted in the applicable year ($)	$461,214	$689,874	$758,207	$1,415,779	$596,052
Change in Fair Value of outstanding unvested stock awards from prior years ($)	$12,573	$270,052	$292,308	$57,968	$(194,690)
Fair Value for Awards Granted in and Vested in Current Year	$—	$—	$—	$—	$58,956
Change in Fair Value of Stock Awards from prior years that vested in the applicable year ($)	$(66,012)	$49,995	$(20,964)	$16,416	$(47,900)
Less: Fair value of Stock Awards forfeited during the applicable year ($)	$—	$—	$—	$300,206	$(360,138)
Less: Aggregate change in Actuarial Present Value of accumulated pension benefit ($)	$—	$—	$—	$—	$—
Plus: Aggregate Service cost and prior year costs for pension benefit	$—	$—	$—	$—	$—
Compensation Actually Paid	$1,619,119	$2,202,801	$2,162,432	$2,241,045	$987,208
The four items listed below represent the most important performance metrics we use to determine Compensation Actually Paid for 2024 as further described in our Compensation Discussion and Analysis with the section titled “Executive Compensation Earned” (see page 47). The definitions of these metrics are set forth in Exhibit A to the Proxy Statement.

MOST IMPORTANT PERFORMANCE METRICS

AIN Adjusted EBITDA
AIN Adjusted Free Cash Flow
MC Adjusted EBITDA
MC Adjusted Free Cash Flow
AEC Adjusted EBITDA
AEC Adjusted Free Cash Flow
AIN TRIR

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 4 — Employee Stock Purchase Plan	76

Relationship between “Compensation Actually Paid” and Performance
The graphs that follow show the relationship of “compensation actually paid” to our PEOs and other named executive officers in 2020, 2021, 2022, 2023 and 2024 to (1) the TSR for both the Company and our compensation peer benchmarking groups, (2) the Company’s net income, and (3) the Company’s adjusted EBITDA. For the purposes of these graphs, an averaged "compensation actually earned" is used for Messrs. Higgins and Kleveland for 2023.
CAP vs Company and Peer Group Shareholders Return

$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
240
220
200
180
160
140
120
100
80
60
40
20
0
$3,666,927
$1,619,119
$6,065,338
$2,202,801
$6,318,295
$2,162,433
$4,905,001
$2,241,046
$2,692,030
$987,208
98
102
119
109
134
113
135
122
163
111
2020
2021
2022
2023
2024
PEO CAP
Other NEOs CAP
AIN TSR
Peer TSR

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Item 4 — Employee Stock Purchase Plan	77

CAP vs Net Income and Adjusted EBITDA

$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$300
$250
$200
$150
$100
$50
$0
$252
$251
$254
$265
$232
$6,065,338
$6,318,295
$4,905,001
$3,666,927
$119
$112
$99
$97
$2,692,030
$88
$2,202,801
$2,162,433
$2,241,046
$1,619,119
$987,208
2020
2021
2022
2023
2024
PEO CAP
Other NEOs CAO
Net Income
Adj. EBITDA

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Share Ownership	78

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers, and any persons holding more than 10% of our Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to us and written representations by such persons that no other reports were required, all person who were subject to the reporting requirements of Section 16(a) complied with such requirements during the year ended December 31, 2024.
Share Ownership
Based on the review of filings with the SEC, the Company has determined that the following persons hold more than 5% of the outstanding shares of the Company's Class A Common Stock. Applicable percentage ownership is based on 31,097,425 shares outstanding as of December 31, 2024.
To the Company's knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's stock.
5% Beneficial Owners of Class A Common Stock

NAME(S)	Reported Shares of Company’s Class A Common Stock Beneficially Owned[1]	Percent of Outstanding Class A Common Stock

BlackRock Institutional Trust Company, N.A.	4,919,678[2]	15.8%
The Vanguard Group, Inc.	3,518,426[3]	11.3%
EARNEST Partners, LLC	2,533,638[4]	8.1%

1 Holdings as of December 31, 2023. We are unable to accurately report the number of shares owned after that date because the listed party had not filed an amended Schedule 13G/A with the SEC as of the date of this Proxy Statement .
2 Based solely on a Schedule 13G/A filed with the SEC on January 22, 2024 reporting beneficial ownership as of December 31, 2023 with sole dispositive power as to all shares and sole voting power with respect to 4,875,516 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
3 Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 reporting beneficial ownership as of December 31, 2023 with sole dispositive power as to 3,434,569 all shares, shared dispositive voting power as to 83,857 shares and shared voting power with respect to 52,877. The address of The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355.
4 Based solely on a Schedule 13G/A filed with the SEC on February 12, 2024 reporting beneficial ownership as of December 31, 2023 with sole dispositive power as to all shares and sole voting power as to 2,025,517. The address of EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Share Ownership	79

As of the close of business on March 1, 2025, each of the directors, director nominees, and NEOs, and all current directors and officers as a group, beneficially owned shares of our capital stock as follows:

	Shares of Class A Common Stock Beneficially Owned	Percent of Outstanding Class A Common Stock

John R. Scannell[1]	19,527	(a)
Katherine L. Plourde[2]	15,969	(a)
Kenneth W. Krueger	12,278	(a)
Mark J. Murphy	10,597	(a)
J. Michael McQuade	10,236	(a)
Christina M. Alvord[3]	2,792	(a)
Russell E. Toney	3,944	(a)
Bonnie C. Lind	1,266	(a)
Gunnar Kleveland	15,845	(a)
Robert D. Starr	6,172	(a)
Merle Stein	509	(a)
Daniel A. Halftermeyer	93,209	(a)
Chris Stone	760	(a)
Gregory N. Harwell	20,876	(a)
Joseph M. Gaug	9,645	(a)
John J. Tedone	0	(a)
Suzanne Purdum	1,131	(a)
Robert Hansen	8,387	(a)
All officers and directors as a group	233,143
(a) Ownership is less than 1%.
1 The shares reported does not include shares deferred pursuant to the Albany International Corp. Non-Employee Director Deferred Compensation Plan.
2 The shares reported does not include shares deferred pursuant to the Albany International Corp. Non-Employee Director Deferred Compensation Plan.
3 The shares reported does not include shares deferred pursuant to the Albany International Corp. Non-Employee Director Deferred Compensation Plan.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Share Ownership	80

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated. Each of the directors and officers whose share ownership is reported above has indicated that no such shares are pledged as security. For each such individual, unless otherwise noted, the address for the person is c/o Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.
SHAREHOLDER COMMUNICATIONS
It is our policy to forward to each member of the Board of Directors any communications addressed to the Board of Directors as a group, and to forward to each director any communication addressed specifically to such director. Such communications may be sent to: Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.
AVAILABLE INFORMATION
The Company's Corporate Governance Guidelines, Business Ethics Policy, and Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and Controller, and the charters of the Audit, Compensation, and Governance Committees of the Board of Directors are all available at the Corporate Governance section of the Company's website (www.albint.com).
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has adopted a written policy requiring review of relationships and transactions in which directors or executive officers, or members of their immediate families, are participants, in order to determine whether such persons have a direct or indirect material interest. The Company's Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information, and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm's-length and in the ordinary course, the direct or indirect nature of the related person's interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Stockholder Proposals	81

STOCKHOLDER PROPOSALS
The Company’s By Laws provide that proposals of stockholders, including nominations of persons for election to the Board of Directors of the Company, shall not be presented, considered, or voted upon at an annual meeting of stockholders, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the Company at the address set forth in the Notice of Mailing not later than 5:00 p.m. Eastern Time on the 90th day, nor earlier than 5:00 p.m. Easter Time on the 120th day, prior to the first anniversary of the last preceding annual meeting of stockholders; provided, however, that if no annual meeting was held in the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the last preceding annual meeting of stockholders, notice of the proposal must be so delivered not earlier than 5:00 p.m. Eastern Time on the 120th day prior to such meeting and not later than the later of 5:00 p.m. Eastern Time on the later of (1) the 90th day prior to such meeting or (2) the 10th day following the day on which public announcement of the date of such meeting was first made, and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. To be timely for the Company’s 2026 Annual Meeting of Stockholders, the notice must be received on any date beginning no earlier than 5:00 p.m. on January 16, 2026 and no later than 5:00 p.m. on February 15, 2026. Each such notice must contain the information required by the Company’s By Laws.
In addition to satisfying the foregoing requirements under the Company’s By Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act between the close of business on no earlier than 5:00 p.m. on January 16, 2026 and no later than 5:00 p.m. on February 15, 2026.
Proposals of stockholders that are intended to be presented at the Company’s 2026 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 216 Airport Drive, Rochester, New Hampshire 03867, not later than December 4, 2025 in order to be considered for inclusion in the Company’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act. In addition, to be so included, a proposal must otherwise comply with all applicable proxy rules of the Securities and Exchange Commission.
In addition, management proxies for the 2026 Annual Meeting may confer discretionary authority to vote on a stockholder proposal that is not included in the Company’s proxy statement and form of proxy if the Company does not receive notice of such proposal by February 15, 2026, or if such proposal has been properly excluded from such proxy statement and form of proxy.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Other Matters	82

OTHER MATTERS
The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.
The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone.

April 3, 2025	JOSEPH M. GAUG
Secretary

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	83

EXHIBIT A – SUPPLEMENT TO COMPENSATION DISCUSSION AND ANALYSIS
Supplement to Compensation Discussion and Analysis
The following information supplements the disclosures in the Compensation Discussion and Analysis section of the Company’s Proxy Statement under the heading “Performance Award Metrics and Goals.”
Definitions relating to the 2024 APP and MPP Performance Awards
“2024 AIN Adjusted EBITDA” — the amount reported as “Net Income” in the Company’s Consolidated Statement of Income for 2024, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2024 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the Performance Period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; (10) by adding back or deducting charges or reductions to the reserve for recognized future losses related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine which can be attributed to changes in market demand; and (11) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	84

“2024 AIN Adjusted Free Cash Flow” — the amount reported as “Cash flow from Operating Activities” in the Company’s Consolidated Statement of Cash Flows for 2024, less any cash outflows from capital expenditures, less any income, or plus any expense, adjusted by adding back, to the extent that such item reduced Cash Flow, or subtracting, to the extent that such item increased Cash Flow: (A) Restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (B) Adjusted for the cash impact, if any, of the identified APP Adjusted EBITDA addbacks; (C) Other items determined by the Compensation Committee of the Board of Directors.
“AIN TRIR” — the Total Recordable Incident Rate applicable to the entire Company for 2024. A recordable incident shall be any incident that is work-related and results in injury, illness or death after applying the Occupation Safety and Hazard Administration’s (OSHA) guidelines for work-relatedness and recordability. The TRIR shall be the number of recordable incidents per hundred employees per year, calculated as the actual number of recordable incidents in the year times the quotient of 200,000 divided by the actual hours worked by all employees in 2024, with 200,000 being the approximated hours worked by 100 employees in a year. The goal is to achieve a TRIR of 0.90 which would result in attaining a Performance Metric Percentage of 100%. The threshold would be a TRIR of 1.4, resulting in an attainment of 50% and the maximum achievement level would be a TRIR of .70, resulting in an attainment of 200%.
“AIN Compliance/Control Failures” — the company-wide financial controls report briefed to the Audit Committee each quarter. If, during any quarter a Material Weakness is identified (for the first time – i.e., not rolled over from a prior quarter), then the Performance Metric Percentage attainment shall be 0%. If no Material Weaknesses are identified for the first time during any quarter, yet two or more Significant Deficiencies are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 100%. If no Material Weaknesses are identified for the first time during any quarter, yet only one Significant Deficiency is identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 150%. If no Material Weaknesses, nor any Significant Deficiencies, are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 200%.
“AIN Compliance/Controls Testing” — the status of the identification and remediation of any company-wide High or Medium findings in the Company’s internal audit reports issued during the Performance Period. To achieve a Performance Metric Percentage attainment of 50%, no more than five High/Medium findings shall be behind schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. To achieve a Performance Metric Percentage attainment of 100%, no High/Medium findings shall be overdue at the end of the year, irrespective of the number of findings. If there are less than five, but not zero, overdue findings at the end of the year, the Performance Metric Percentage attainment shall be prorated between 50% and 100%. To achieve a Performance Metric Percentage attainment of 200%, no High/Medium findings shall be overdue at the end of the year and there shall have been no High finding identified during the year. If there are less than three, but not zero, High findings during the year and the other requirements for a Performance Metric Percentage attainment of 100% shall have been met, then the Performance Metric Percentage attainment shall be prorated between 100% (three High findings) and 200% (zero High findings).
The foregoing measurement goals shall be reduced, as necessary, to reflect any impact on sales and/or income as the result of any discontinued operations during 2024. The amount of the reduction shall be the amount of cash flow or net sales otherwise attributable to such business in the 2024 Operating Plan approved by the Company’s Board of Directors, pro-rated to reflect the timing of such divestiture. For performance between the data points indicated, the Metric Percentage shall be the interpolated value based on the next higher and lower data points.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	85

“2024 MC Adjusted EBITDA” — the amount reported as “Net Income” in the Company’s Consolidated Statement of Income for 2024 for the Global Machine Clothing business segment, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2024 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; and (9) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.
“2024 MC Adjusted Free Cash Flow” — the amount reported “Cash flow from Operating Activities” less cash outflow from capital expenditures, wherein “Net Income” will be replaced with: “Pre-Tax Income” for the respective segment less allocated GIS and Corporate Expenses, less Income Tax Expense based on the effective tax rate, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item resulted in a cash outflow, or subtracting, to the extend that such item generated a cash inflow (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied): (A) Restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (B) Adjusted for the cash impact, if any, of the identified APP Adjusted EBITDA addbacks; (C) Other items determined by the Compensation Committee of the Board of Directors.
“MC Compliance/Control Failures” — any failures within the MC business segment financial controls report briefed to the Audit Committee each quarter. If, during the year a Material Weakness is identified (for

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	86

the first time – i.e., not rolled over from a prior year), then the Performance Metric Percentage attainment shall be 0%. If no Material Weaknesses are identified for the first time during the year, yet only one Significant Deficiency is identified for the first time during the year, then the Performance Metric Percentage attainment shall be 100%. If no Material Weaknesses, nor any Significant Deficiencies, are identified for the first time during the year, then the Performance Metric Percentage attainment shall be 200%.
“MC Compliance/Controls Testing” — the status of the identification and remediation of any High or Medium findings within the MC Business segment in the Company’s internal audit reports issued during the Performance Period. To achieve a Performance Metric Percentage attainment of 50%, no more than three High/Medium findings shall be behind schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. To achieve a Performance Metric Percentage attainment of 100%, no High/Medium findings shall be overdue at the end of the year, irrespective of the number of findings. If there are less than three, but not zero, overdue findings at the end of the year, the Performance Metric Percentage attainment shall be prorated between 50% and 100%. To achieve a Performance Metric Percentage attainment of 200%, no High/Medium findings shall be overdue at the end of the year and there shall have been no High finding identified during the year. If there are less than two, but not zero, High findings during the year and the other requirements for a Performance Metric Percentage attainment of 100% shall have been met, then the Performance Metric Percentage attainment shall be prorated between 100% (three High findings) and 200% (zero High findings).
The foregoing measurement goals shall be reduced, as necessary, to reflect any impact on sales and/or income as the result of any discontinued operations during 2024. The amount of the reduction shall be the amount of cash flow or net sales otherwise attributable to such business in the 2024 Operating Plan approved by the Company’s Board of Directors, pro-rated to reflect the timing of such divestiture. For performance between the data points indicated, the Metric Percentage shall be the interpolated value based on the next higher and lower data points.
“2024 AEC Adjusted EBITDA” — the amount reported as “Net Income” in the Company’s Consolidated Statement of Income for 2024 attributable to the AEC business segment, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2024 Operating Plan approved by the Board of Directors); (E) net interest expense; (in in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	87

exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; (10) by adding back or deducting charges or reductions to the reserve for recognized future losses related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine which can be attributed to changes in market demand; and (11) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.
“2024 AEC Adjusted Free Cash Flow” — the amount reported “Cash flow from Operating Activities” less cash outflow from capital expenditures, wherein “Net Income” will be replaced with: “Pre-Tax Income” for the respective segment less allocated GIS and Corporate Expenses, less Income Tax Expense based on the effective tax rate, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item resulted in a cash outflow, or subtracting, to the extend that such item generated a cash inflow (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied): (A) Restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (B) Adjusted for the cash impact, if any, of the identified APP Adjusted EBITDA addbacks; (C) Other items determined by the Compensation Committee of the Board of Directors.
“AEC Compliance/Control Failures” — any failures within AEC business segment financial controls report briefed to the Audit Committee each quarter. If, during any quarter a Material Weakness is identified (for the first time – i.e., not rolled over from a prior quarter), then the Performance Metric Percentage attainment shall be 0%. If no Material Weaknesses are identified for the first time during any quarter, yet one or more Significant Deficiencies are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 100%. If no Material Weaknesses, nor any Significant Deficiencies, are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 200%.
“AEC Compliance/Controls Testing” — the status of the identification and remediation of any High or Medium findings within the AEC Business segment in the Company’s internal audit reports issued during the Performance Period. To achieve a Performance Metric Percentage attainment of 50%, no more than three High/Medium findings shall be behind schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. To achieve a Performance Metric Percentage attainment of 100%, no High/Medium findings shall be overdue at the end of the year, irrespective of the number of findings. If there are less than three, but not zero, overdue findings at the end of the year, the Performance Metric Percentage attainment shall be prorated between 50% and 100%. To achieve a Performance Metric Percentage attainment of 200%, no High/Medium findings shall be overdue at the end of the year and there shall have been no High finding identified during the year. If there are less than two, but not zero, High findings during the year and the other requirements for a Performance Metric Percentage attainment of 100% shall have been met, then the Performance Metric Percentage attainment shall be prorated between 100% (three High findings) and 200% (zero High findings).

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	88

“Aggregate AIN Adjusted EBITDA” — the aggregate amount of AIN Adjusted EBITDA (as defined above) reported in 2024, 2025, and 2026.
“Aggregate MC Adjusted Reported EBITDA” — the aggregate amount of MC Adjusted Reported EBITDA (as defined above) reported in 2024, 2025, and 2026.
“Aggregate AEC Adjusted EBITDA” — the aggregate amount of AEC Adjusted Reported EBITDA (as defined above) reported in 2024, 2025, and 2026.
Definitions relating to the 2022 MPP Awards
“Aggregate AIN Adjusted EBITDA” — shall equal the total of AIN Adjusted EBITDA in 2022, plus AIN Adjusted EBITDA in 2023, plus AIN Adjusted EBITDA in 20242. For the purposes of this metric, AIN Adjusted EBITDA for each year shall be equal to the amount reported as “Net Income” in the Company’s Consolidated Statement of Income for the applicable year, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2022 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic cost reduction initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; (10) by adding back or deducting charges or reductions to the reserve for recognized future losses related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine; and (11) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	89

consolidation of manufacturing capacity and not otherwise considered restructuring costs (collectively, the “Adjustments”).
“Aggregate MC Adjusted Reported EBITDA” — shall equal the total of MC Adjusted Reported EBITDA in 2022, plus MC Adjusted Reported EBITDA in 2023, plus MC Adjusted Reported EBITDA in 2024. For the purposes of this metric, MC Adjusted Reported EBITDA for each year shall be equal to the amount reported as “Net Income” for the Global Machine Clothing business segment for the applicable year in the Company’s Consolidated Statement of Income, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted according to the Adjustments stated above, as applicable.
“Aggregate AEC Adjusted Reported EBITDA” — shall equal the total of AEC Adjusted Reported EBITDA in 2022, plus AEC Adjusted Reported EBITDA in 2023, plus AEC Adjusted Reported EBITDA in 2024. For the purposes of this metric, AEC Adjusted Reported EBITDA for each year shall be equal to the amount reported as “Net Income” for the AEC business segment for the applicable year in the Company’s Consolidated Statement of Income, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted according to the Adjustments stated above, as applicable.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	90

EXHIBIT B – ALBANY INTERNATIONAL CORP. EMPLOYEE STOCK PURCHASE PLAN

ALBANY INTERNATIONAL CORP. EMPLOYEE STOCK PURCHASE PLAN

Article IPURPOSE
The Plan’s purpose is to assist employees of the Company and its Designated Companies in acquiring a share ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.
The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Companies in locations outside of the United States. Except as otherwise provided herein or determined by the Administrator, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.
For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical; provided that, the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.
Article IIDEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
2.1“Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
2.2“Affiliate” means a corporation or other entity controlled by, controlling, or under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person, whether through the ownership of voting or other securities, by contract or otherwise.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	91

2.3“Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.4“Board” means the Board of Directors of the Company.
2.5“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.
2.6“Committee” means any committee of the Board duly authorized by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board who are each (a) a “non-employee director” within the meaning of Rule 16b-3(b), and (b) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. If no committee is duly authorized by the Board to administer this Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under this Plan. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with applicable law.
2.7“Common Stock” means the common stock, $0.0001 par value per share, of the Company.
2.8“Company” means Albany International Corp., a Delaware corporation, and its successors by operation of law.
2.9“Compensation” of an Employee means the gross base compensation received by such Employee as compensation for services to the Company or any Designated Company, including base salary, wages, prior week adjustment and overtime payments, commissions, annual incentive compensation or other payments made under any annual bonus program, vacation pay, holiday pay, jury duty pay, funeral leave pay, and military leave pay but excluding payments made under any special or one-time bonus programs (e.g., retention or sign-on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements (including tax gross ups and taxable mileage allowance), imputed income arising under any group insurance or benefit program, income received in connection with any share options, share appreciation rights, restricted shares, restricted share units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Company for the Employee’s benefit under any employee benefit plan now or hereafter established. The Administrator, in its discretion, may establish a different definition of Compensation for an Offering, which for the Section 423 Component shall apply on a uniform and nondiscriminatory basis. Further, the Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.
2.10“Designated Company” means each Affiliate and Subsidiary, including any Affiliate and Subsidiary in existence on the Effective Date and any Affiliate or Subsidiary formed or acquired following the Effective Date, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Company may participate in either the Section 423 Component or Non-Section 423 Component, but not both. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of the Company or any Designated Company participating in the Section 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	92

Designated Company participating in the Section 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of any Designated Company participating in the Non-Section 423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan.
2.11“Eligible Employee” means any Employee of the Company or a Designated Company except such Employees who are subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided that the Administrator may also exclude any or all of the following unless prohibited by applicable law:
(a)Employees who are customarily scheduled to work 20 hours or less per week;
(b)Employees whose customary employment is not more than five months in a calendar year;
(c)Employees who have been employed less than two years;
(d)Employees who are not employed by the Company or a Designated Company prior to when the applicable Enrollment Date occurs;
(e)any Employee who is a “highly compensated employee” of the Company or any Designated Company (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (i) with compensation above a specified level or (ii) who is an officer; or
(f)any Employee who is a citizen or resident of a jurisdiction outside the United States (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code; provided that, any exclusion shall be applied in an identical manner under each Offering to all Employees in accordance with Treas. Reg. § 1.423-2(e).
Notwithstanding the foregoing, any Employee who, after the granting of the Option, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary shall not be an Eligible Employee. For purposes of the preceding sentence, the rules of Section 424(d) of the Code with regard to the attribution of share ownership shall apply in determining the share ownership of an individual, and shares which an Employee may purchase under outstanding options shall be treated as shares owned by the Employee.
Further, with respect to the Non-Section 423 Component, (A) the Administrator may limit eligibility further within a Designated Company so as to only designate some Employees of a Designated Company as Eligible Employees, and (B) to the extent any restrictions in this definition are not consistent with applicable local laws, the applicable local laws shall control.
2.12“Employee” means any person who renders services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Company who does not render services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Company and meeting the requirements of Treas. Reg. §

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	93

1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. § 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg.§ 1.421-1(h)(2). For clarity, such deemed termination applies only for purposes of this Plan.
2.13“Enrollment Date” means the first date of each Offering Period.
2.14“Exercise Date” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.
2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
2.16“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, the Fair Market Value of a Share shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be established by the Administrator in good faith.
2.17“Grant Date” means the first day of an Offering Period.
2.18“New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.
2.19“Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.20“Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	94

separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical; provided that, the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).
2.21“Offering Period” means one or more periods to be selected by the Administrator in its sole discretion with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion and may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.
2.22“Option” means the right to purchase Shares pursuant to the Plan during each Offering Period.
2.23“Option Price” means the purchase price of a Share hereunder as provided in Section 4.2 hereof.
2.24“Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.
2.25“Participant” means any Eligible Employee who elects to participate in the Plan.
2.26“Payday” means the regular and recurring established day for payment of Compensation to an Employee.
2.27“Plan” means this Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.
2.28“Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.
2.29“Purchase Period” means one or more periods within an Offering Period, as determined by the Administrator in its sole discretion. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period end after the end of the Offering Period under which it is established.
2.30“Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.
2.31“Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.
2.32“Share” means shares of Common Stock.
2.33“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.34“Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.
2.35“Treas. Reg.” means U.S. Department of the Treasury regulations.
2.36“Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	95

Article IIIPARTICIPATION
3.1Eligibility.
(a)Any Eligible Employee who is employed by the Company or a Designated Company on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Article IV and V hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.
(b)No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase (i) Shares under the Plan and (ii) shares under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, in each case, to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code.
3.2Election to Participate; Payroll Deductions.
(a)Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company or an Agent designated by the Company an enrollment form including a payroll deduction authorization (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) (a “Participation Election”) no later than the period of time prior to the applicable Enrollment Date determined by the Administrator in its sole discretion. Except as provided in Section 3.2(e) hereof, an Eligible Employee may participate in the Plan only by means of payroll deduction.
(b)Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 10% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) shall be expressed as a whole number percentage. Subject to Section 3.2(e) hereof, amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c)Unless otherwise determined by the Administrator, following at least one payroll deduction, a Participant may increase or decrease the percentage of Compensation or the fixed dollar amount designated in his or her enrollment form, subject to the limits of this Section 3.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following ten business days after the Company’s receipt of the new enrollment form (or such shorter or longer period as may be specified by the Administrator in the applicable Offering). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	96

the next occurring Exercise Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Section 6.1.
(d)Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of such Offering Period, unless such Participant delivers to the Company or an Agent designated by the Company a different Participation Election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible or otherwise modifies the Participant’s election for participation in the Plan.
(e)Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable local laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s Plan Account in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering. Any reference to “payroll deductions” in this Section 3.2 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 3.2(e).
Article IVPURCHASE OF SHARES
4.1Grant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which all Shares available under the Plan have been purchased or (ii) the date on which the Plan is suspended or terminates. No Offering shall commence prior to the date on which the Company’s registration statement on Form S-8 is filed with the U.S. Securities and Exchange Commission in respect of the Plan. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of Shares subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that, in no event shall a Participant be permitted to purchase during each Offering Period more than $25,000 worth of shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that a Participant may purchase during any Purchase Periods under such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article VI hereof.
4.2Option Price. The Option Price shall equal 85% of the lesser of the Fair Market Value of a Share on (a) the applicable Grant Date or (b) the applicable Exercise Date, or such greater price designated by the Administrator.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	97

4.3Purchase of Shares.
(a)On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable Option Price the largest number of whole Shares which can be purchased with the amount in the Participant’s Plan Account, subject to the limitations set forth in the Plan. Unless otherwise determined by the Administrator in advance of an Offering or in accordance with applicable law, any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward into the next Offering Period, unless the Participant has properly elected to withdraw from the Plan, has ceased to be an Eligible Employee or with respect to the maximum limitations set forth in Section 3.1(b) and Section 4.1. Any balance not carried forward to the next Offering Period in accordance with the prior sentence shall promptly be refunded as soon as administratively practicable to the applicable Participant.
(b)As soon as practicable following each Exercise Date, the number of Shares purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Company may require that shares be retained with such brokerage or firm for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares.
4.4Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.
Article VPROVISIONS RELATING TO COMMON STOCK
5.1Shares Reserved. Subject to adjustment as provided in Section 5.2 hereof, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be one million (1,000,000) Shares. Shares made available for sale under the Plan may be authorized but unissued shares or treasury Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.
5.2Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination, amalgamation, consolidation, reorganization, arrangement or reclassification of the Shares, or any other increase or decrease in the number of Shares

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	98

effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Shares subject to an Option.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
(c)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
5.3Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed the number of Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon (except as may be required by applicable local laws).
5.4Rights as Shareholders. With respect to Shares subject to an Option, a Participant shall not be deemed to be a shareholder of the Company and shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when,

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	99

but not until, the Shares have been deposited in the designated brokerage account following exercise of the Participant’s Option.
Article VITERMINATION OF PARTICIPATION
6.1Cessation of Contributions; Voluntary Withdrawal.
(a)A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company or an Agent designated by the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). In the event a Participant elects to withdraw from the Plan, amounts then credited to such Participant’s Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon (except as may be required by applicable local laws), and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate upon receipt of the Withdrawal Election.
(b)A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and any balance on such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon (except as may be required by applicable local laws). If a Participant transfers employment from the Company or any Designated Company participating in the Section 423 Component to any Designated Company participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the thencurrent Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Company participating in the Non-Section 423 Component to the Company or any Designated Company participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	100

Article VIIGENERAL PROVISIONS
7.1Administration.
(a)The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including without limitation, determining the Designated Companies participating in the Plan, establishing and maintaining an individual securities account under the Plan for each Participant, determining enrollment and withdrawal deadlines and determining exchange rates. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(b)It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To establish and terminate Offerings;
(ii)To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);
(iii)To select Designated Companies in accordance with Section 7.2 hereof; and
(iv)To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.
(c)The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures; provided that, the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements.
(d)The Administrator may adopt sub-plans applicable to particular Designated Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e)All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	101

good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation. Any and all risks resulting from any market fluctuations or conditions of any nature and affecting the price of Shares are assumed by the Participant.
7.2Designation of Affiliates and Subsidiaries. The Administrator shall designate from time to time the Affiliates and Subsidiaries that shall constitute Designated Companies, and determine whether such Designated Companies shall participate in the Section 423 Component or Non-Section 423 Component; provided, however, that an Affiliate that does not also qualify as a Subsidiary may be designated only as participating in the Non-Section 423 Component. The Administrator may designate an Affiliate or Subsidiary, or terminate the designation of an Affiliate or Subsidiary, without the approval of the shareholders of the Company.
7.3Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5Amendment and Termination of the Plan.
(a)The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.
(b)If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)allocating Shares.
Such modifications or amendments shall not require shareholder approval or the consent of any Participant.

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	102

(c)Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon (except as may be required by applicable local laws).
7.6Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose (except as may be required by applicable local laws). No interest shall be paid to any Participant or credited under the Plan (except as may be required by applicable local laws).
7.7Term; Approval by Shareholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s shareholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, amalgamation, combination, arrangement, consolidation or otherwise, of the business, shares or assets of any corporation, firm or association.
7.9Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any Shares, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such Shares to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.11Tax Withholding. At the time of any taxable event that creates a withholding obligation for the Company or any Parent, Affiliate or Subsidiary, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Company that employs or employed the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following exercise of the Option having an aggregate value sufficient to pay the Tax-Related Items required to be

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	103

withheld with respect to the Option and/or shares, or (c) withholding from proceeds from the sale of Shares issued upon exercise of the Option, either through a voluntary sale or a mandatory sale arranged by the Company.
7.12Governing Law. The Plan and all rights, agreements and obligations hereunder shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.
7.13Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14Conditions to Issuance of Shares.
(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of an Option by a Participant, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with U.S. and non-U.S. federal, provincial, state or local securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.
(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Option, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or share plan administrator).
If, pursuant to this Section 7.14, the Administrator determines that Shares will not be issued to any Participant, the Company is relieved from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon (except as may be required by applicable local laws).
7.15Equal Rights and Privileges. All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee

ALBANY INTERNATIONAL	2024 AIN PROXY STATEMENT	Exhibit B — Supplement To Compensation Discussion And Analysis	104

stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as each other, or as Eligible Employees participating in the Section 423 Component.
7.16Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are non-U.S. nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Affiliates or Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions; provided that, the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code.
7.17Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
* * * * *
The Plan’s effective date (the “Effective Date”) is May 16, 2025 (the date on which it was approved by the stockholders of the Company).

ALBANY INTERNATIONAL VOTE

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2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - John R. Scannell	☐	☐	02 - Katharine L. Plourde	☐	☐	03 - Kenneth W. Krueger	☐	☐
04 - Mark J. Murphy	☐	☐	05 - J. Michael McQuade	☐	☐	06 - Christina M. Alvord	☐	☐
07 - Russell E. Toney	☐	☐	08 - Gunnar Kleveland	☐	☐	09 - Bonnie C. Lind	☐	☐

Proposal	For	Against	Abstain
2. To ratify the appointment of KPMG as our independent auditor.	☐	☐	☐
3. To approve, by non-binding advisory vote, executive compensation.	☐	☐	☐
4. To approve the Albany International Corp. Employee Stock Purchase Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

044A3C

2025 Annual Meeting of Albany International Corp.
May 16, 2025, 9:00am ET

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Company's Proxy Statement and 2025 Annual Report are available at: www.envisionreports.com/AIN

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Albany International Corp.

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Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2025

John R. Scannell and Gunnar Kleveland, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Albany International Corp. to be held virtually on May 16, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3, and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

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Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

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